STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                              PRIVATEBANCORP, INC.

                                       AND

                           JOHNSON INTERNATIONAL, INC.

                                       AND

                              JOHNSON BANK ILLINOIS

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                                TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS..........................................................1

ARTICLE 2 PURCHASE PRICE, PAYMENT AND CERTAIN COVENANTS OF THE PARTIES.........6
      Section 2.1    Purchase and Sale of JOHNSON BANK Stock; the Closing......6
      Section 2.2    Payment of Purchase Price.................................6
      Section 2.3    Subordinated Debt.........................................7
      Section 2.4    Section 338(h)(10) Election...............................7
      Section 2.5    Regulatory Approvals......................................8
      Section 2.6    Actions and Deliveries by JOHNSON INTERNATIONAL
                     and/or JOHNSON BANK at Closing............................8
      Section 2.7    Actions and Deliveries by PRIVATE at Closing..............9

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PRIVATE...........................10
      Section 3.1    Organization; Corporate Power; Etc.......................10
      Section 3.2    Authorization of Agreement; No Conflicts.................10
      Section 3.3    Brokerage Fees...........................................10
      Section 3.4    Litigation...............................................11
      Section 3.5    Consents and Approvals...................................11
      Section 3.6    Approvals................................................11
      Section 3.7    Financing................................................11
      Section 3.8    Subordinated Debt Note...................................11
      Section 3.9    True and Complete Information............................11

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF JOHNSON
          INTERNATIONAL AND JOHNSON BANK......................................12
      Section 4.1    Organization; Corporate Power; Etc.......................12
      Section 4.2    Licenses and Permits.....................................12
      Section 4.3    Subsidiaries.............................................12
      Section 4.4    Authorization of Agreement; No Conflicts.................13
      Section 4.5    Capital Structure........................................13
      Section 4.6    Filings..................................................14
      Section 4.7    Financial Statements.....................................14
      Section 4.8    Compliance with Applicable Laws..........................14
      Section 4.9    Litigation...............................................15
      Section 4.10   Agreements with Banking Authorities......................15
      Section 4.11   Insurance................................................15
      Section 4.12   Title to Assets Other Than Real Property.................15
      Section 4.13   Real Property............................................16
      Section 4.14   Taxes....................................................16
      Section 4.15   Certain Contracts........................................18
      Section 4.16   Loans and Investments....................................18

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      Section 4.17   Investment Securities....................................19
      Section 4.18   Undisclosed Liabilities..................................20
      Section 4.19   Employees; Employee Benefit Plans; ERISA.................20
      Section 4.20   Intellectual Property Rights.............................24
      Section 4.21   Hazardous Substances.....................................24
      Section 4.22   Disclosure in Schedules..................................25
      Section 4.23   Corporate Records........................................26
      Section 4.24   Insider Interests........................................26
      Section 4.25   Labor Arrangements.......................................26
      Section 4.26   Loan Loss Reserves.......................................26
      Section 4.27   Examinations.............................................26
      Section 4.28   JOHNSON BANK Facilities..................................27
      Section 4.29   Material Adverse Changes.................................27
      Section 4.30   Approvals................................................27
      Section 4.31   Year 2000................................................27
      Section 4.32   Related Matters..........................................28
      Section 4.33   Brokerage Fees...........................................28
      Section 4.34   Investment Representations...............................28
      Section 4.35   True and Complete Information............................29

ARTICLE 5 ADDITIONAL AGREEMENTS...............................................29
      Section 5.1    Conduct of JOHNSON BANK's Business Pending Closing.......29
      Section 5.2    Negative Covenants of JOHNSON INTERNATIONAL
                     and JOHNSON BANK.........................................30
      Section 5.3    Conduct of PRIVATE.......................................32
      Section 5.4    Access; Due Diligence; Data Processing; Trust Powers.....32
      Section 5.5    Consents.................................................34
      Section 5.6    Publicity................................................34
      Section 5.7    Taking of Necessary Regulatory Action; SEC Reporting.....35
      Section 5.8    Expenses.................................................36
      Section 5.9    Notification of Certain Events...........................36
      Section 5.10   Sharing of Data..........................................37
      Section 5.11   Covenant Not to Compete..................................37
      Section 5.12   Employee Matters.........................................37
      Section 5.13   Use of Name..............................................39
      Section 5.14   Tax Matters..............................................39
      Section 5.15   Certain Actions..........................................41
      Section 5.16   Title to Real Estate.....................................43
      Section 5.17   Participations...........................................43
      Section 5.18   Merger of JOHNSON BANK with and into PRIVATEBANK.........43
      Section 5.19   Retained Loans...........................................43
      Section 5.20   Additional Loan Participations...........................43
      Section 5.21   Certain Credits..........................................44
      Section 5.22   Brokerage/Trust Customers................................44
      Section 5.23   Termination of Agreements................................44

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      Section 5.24   Best Efforts.............................................44

ARTICLE 6 CONDITIONS PRECEDENT TO CLOSING.....................................44
      Section 6.1    Conditions to the Parties' Obligations...................44
      Section 6.2    Conditions to PRIVATE's Obligations......................45
      Section 6.3    Conditions to JOHNSON INTERNATIONAL's or
                     JOHNSON BANK's Obligations...............................46

ARTICLE 7 TERMINATION, AMENDMENTS AND WAIVERS.................................47
      Section 7.1    Termination..............................................47
      Section 7.2    Effects of Termination...................................47
      Section 7.3    Waiver...................................................48

ARTICLE 8 INDEMNIFICATION.....................................................48
      Section 8.1    Indemnification by Both Parties..........................48
      Section 8.2    Indemnification by JOHNSON INTERNATIONAL.................48
      Section 8.3    Indemnification by PRIVATE...............................49
      Section 8.4    Limitation on Claims.....................................49
      Section 8.5    Notice and Defense of Claims.............................49
      Section 8.6    Limited Survival.........................................50
      Section 8.7    Mitigation of Indemnity Losses...........................51

ARTICLE 9 MISCELLANEOUS.......................................................51
      Section 9.1    Books and Records........................................51
      Section 9.2    Notices..................................................51
      Section 9.3    Counterparts.............................................52
      Section 9.4    Entire Agreement; No Third Party Rights; Assignment......52
      Section 9.5    Governing Law............................................52
      Section 9.6    Headings/Table of Contents...............................52
      Section 9.7    Enforcement of Agreement.................................52
      Section 9.8    Severability.............................................52
      Section 9.9    Consent to Jurisdiction; Service of Process..............52

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                                INDEX OF EXHIBITS

 Exhibit 2.3     Form of Subordinated Debt Note
 Exhibit 2.6.3 Form of Opinion of Counsel to JOHNSON INTERNATIONAL and JOHNSON BANK
 Exhibit 2.7.4   Form of Opinion of Counsel to PRIVATE

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              INDEX TO JOHNSON INTERNATIONAL'S DISCLOSURE SCHEDULE

Schedule 1       Retained Assets
Schedule 1A      Retained Loans
Schedule 1B List of Officers and Directors of JOHNSON INTERNATIONAL and JOHNSON BANK
Schedule 4.4     Required Consents
Schedule 4.7     Financial Statements
Schedule 4.9     Litigation
Schedule 4.10    Agreements with Banking Authorities
Schedule 4.11    Insurance Policies
Schedule 4.12    Title to Assets other than Real Property
Schedule 4.13    Real Estate
Schedule 4.14    Tax Matters
Schedule 4.15    Certain Contracts
Schedule 4.16    Loans and Investments
Schedule 4.17    Investment Securities
Schedule 4.18    Undisclosed Liabilities
Schedule 4.19    Employees; Employee Benefit Plans
Schedule 4.20.1  Intellectual Property Being Retained
Schedule 4.20.2  Intellectual Property Being Licensed
Schedule 4.21    Environmental Matters
Schedule 4.24    Insider Interests
Schedule 4.27    Examinations
Schedule 4.29    Material Adverse Changes
Schedule 4.31    Year 2000
Schedule 5.7.3   Intercompany Indebtedness
Schedule 5.12.1 List of Employees on Short- or Long-Term Disability or Other Leave of Absence
Schedule 5.17    Participations

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                            STOCK PURCHASE AGREEMENT


THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of October 4, 1999 by and among Johnson International, Inc., a Wisconsin corporation and a registered bank holding company ("JOHNSON INTERNATIONAL"), which is the sole shareholder of Johnson Bank Illinois ("JOHNSON BANK"), an Illinois state bank, and JOHNSON BANK, jointly and severally, and PrivateBancorp, Inc., a Delaware corporation and a registered bank holding company ("PRIVATE").

         WHEREAS, JOHNSON INTERNATIONAL owns 8,000 shares of the issued and outstanding common stock, par value $25 per share, of JOHNSON BANK (collectively, the "Shares"), which represents all of the issued and outstanding shares of the capital stock of JOHNSON BANK;

         WHEREAS, PRIVATE desires to acquire JOHNSON BANK through the purchase of all the issued and outstanding shares of capital stock of JOHNSON BANK and JOHNSON INTERNATIONAL desires to transfer the Shares for the consideration set forth below and subject to the terms and conditions of this Agreement (the "Transaction"); and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Transaction and also to prescribe certain conditions to the consummation of such transaction.

         NOW, THEREFORE, in consideration of the parties' respective representations, warranties and covenants hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:


ARTICLE 1  DEFINITIONS

         "Alternative Transaction" shall have the meaning given such term in
Section 5.15.2.

         "ADA" shall mean the Americans with Disabilities Act and the regulations promulgated thereunder.

         "ADAAG" shall mean the ATBCB Accessibility Guidelines for Buildings and Facilities.

         "Agreement" shall have the meaning set forth in the preamble of this Agreement.

         "Affiliate" or "affiliate" shall mean, with respect to any person, any person that, directly or indirectly, controls or is controlled by or is under common control with such person.

         "Benefit Arrangement" shall have the meaning given such term in
Section 4.19.4.

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         "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

         "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday, on which national banks are open for substantially all their banking business in Illinois.

         "Claim" shall have the meaning given such term in Section 8.5.1.

         "Classified Credits" shall mean loans, leases or other extensions of credit that have been classified by any bank regulatory authority or by JOHNSON BANK as "Specially Mentioned," "Renegotiated," "Substandard," "Doubtful," "Loss" or any comparable classification.

         "Closing" shall have the meaning given such term in Section 2.1.

         "Closing Date" shall have the meaning given such term in Section 2.1.

         "Closing Date Employees" shall have the meaning given such term in
Section 5.12.1.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Conversion" shall have the meaning given such term in Section 5.4.5.

         "Default" shall mean, as to any party to this Agreement, the material breach of or failure to perform, in any material respect, by such party any covenant or agreement contained herein or in any schedule or document delivered pursuant hereto, which breach or failure to perform continues for a period of twenty (20) Business Days after notice from the non-breaching or non-failing party and which breach or failure to perform would result in the failure to satisfy the conditions precedent to the Closing of the non-breaching or non-failing party set forth in Article VI hereof.

         "Employee Plan" shall have the meaning given such term in
Section 4.19.3.

         "Employees" shall have the meaning given such term in Section 4.19.2
(a).

         "Environmental Laws" shall mean and include any and all laws, statutes, ordinances, decrees, rules, regulations, orders, or determinations of any Governmental Entity, including common law and decisional law, that (i) regulate air, water, soil and solid waste management, including the generation, discharge, emission, manufacture, use, recycling, treatment, control, release, containment, storage, handling, transportation, disposition or management of any Hazardous Substances; (ii) regulate or prescribe requirements for air, water or soil quality; (iii) are intended to protect public health or the environment; or
(iv) establish responsibility or liability for the investigation, removal, remediation, reporting, or cleanup of, or damage caused by, any Hazardous Substances, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act Amendments, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as

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amended, and the Toxic Substances Control Act, as amended, and any similar or implementing law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean, with respect to any other person, any person that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code, a group of corporations or entities under common control under Section 414(c) of the Code, an affiliated service group under
Section 414(m) of the Code, or is otherwise aggregated under Section 414(o) of the Code with such person.

         "Expenses" shall mean all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its affiliates) incurred by such party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

         "FDIC" shall mean the Federal Deposit Insurance Corporation.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

         "Filings" shall have the meaning given such term in Section 4.6.

         "Financial Statements" shall have the meaning given such term in
Section 4.7.

         "Governmental Entity" shall mean any court, federal, state, local or foreign government or any administrative agency or commission or other governmental authority or instrumentality whatsoever.

         "Hazardous Substances" shall have the meaning given such term in
Section 4.21.5.

         "Illinois Bank Act" shall mean the Illinois Banking Act, as amended 205 ILCS 5/1 et seq.

         "Indemnified Party" shall have the meaning given such term in
Section 8.5.

         "Indemnifying Party" shall have the meaning given such term in
Section 8.5.1.

         "Intellectual Property" shall mean all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, databases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data,

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copyrightable works, financial and marketing plans), (vii) other intellectual property rights, and (viii) copies and tangible embodiments thereof (in whatever form or medium).

         "JOHNSON BANK" shall have the meaning set forth in the Preamble of this Agreement.

         "JOHNSON BANK Facilities" shall have the meaning given such term in
Section 4.28.

         "JOHNSON BANK Property" shall have the meaning given such term in
Section 4.21.1.

         "JOHNSON INTERNATIONAL" shall have the meaning set forth in the preamble of this Agreement.

         "Johnson International Disclosure Schedule" shall mean the disclosure schedules delivered by JOHNSON INTERNATIONAL and JOHNSON BANK, jointly and severally, to PRIVATE prior to the date hereof.

         "Knowledge" shall mean, with respect to any representation or warranty contained in this Agreement the knowledge, actual and deemed, of those individuals set forth on Schedule 1B.

         "LIBOR" shall mean London Inter-Bank Offered Rate.

         "Losses" shall have the meaning given such term in Section 8.1.

         "Material Adverse Effect" shall mean a material adverse effect: (i) on the business, results of operations or financial condition of a Person and its Subsidiaries, if any, taken as a whole (except (A) for JOHNSON BANK as to which Material Adverse Effect shall refer solely to its business, results of operations or financial condition and (B) as specifically indicated otherwise); or (ii) on the ability of a Person to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

         "MCIF" shall have the meaning set forth in Section 5.4.5.

         "Non-Performing Assets" shall mean the sum of the book value of JOHNSON BANK's (i) loans (other than consumer loans) 90 days past due, or with respect to consumer loans, 180 days past due, as to either principal or interest which are not both well-secured and in the process of collection, (ii) loans as to which there is significant doubt as to the continued timely payment of interest or full repayment of principal, (iii) loans on which interest is being or has been renegotiated to lower than market rates due to the adverse financial condition of the borrower, and (iv) other real estate owned.

         "OREO" shall have the meaning given such term in Section 4.16.2.

         "Permitted Liens" shall mean: (i) liens for current Taxes not yet due or being contested in good faith and for which appropriate reserves have been established on the books and records of the taxpayer; (ii) liens imposed by law and incurred in the ordinary course of business for obligations

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not yet due to carriers, warehousemen, laborers, materialmen and the like; (iii)
liens in respect of pledges or deposits under workers' compensation laws or similar legislation; (iv) minor defects in title which do not, individually or in the aggregate, interfere with the use, transferability or value of the property subject thereto; and (v) liens reflected on the face of the instrument evidencing title to such assets.

         "Person" or "person" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, Governmental Entity or any other legal entity whatsoever.

         "PRIVATE" shall have the meaning set forth in the preamble of this Agreement.

         "PRIVATEBANK" shall mean PrivateBank & Trust Company, a wholly-owned subsidiary of PRIVATE.

         "Purchase Price" shall have the meaning given such term in Section 2.1.

         "Representatives" shall have the meaning set forth in Section 5.4.1.

         "Requisite Regulatory Approvals" shall have the meaning set forth in
Section 6.1.1.

         "Retained Assets" shall mean the assets set forth on Schedule 1 and the Intellectual Property set forth in Schedule 4.20.1 of the Johnson International Disclosure Schedule.

         "Retained Loans" shall mean the loans listed on Schedule 1A of the Johnson International Disclosure Schedule.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Shares" shall have the meaning set forth in the preamble of this Agreement.

         "Significant Subsidiary" shall have the meaning given such term in
Section 5.15.2.

         "Stockholder Equity" shall mean the capital stock, capital surplus and retained earnings (excluding any FASB 115 adjustments to stockholder equity) as determined under generally acceptable accounting principles, but shall under no circumstances include any loan loss reserves.

         "Subsidiary" or "subsidiary" shall mean, with respect to any corporation (the "parent"), any other corporation, association or other business entity of which more than 50% of the shares of the voting stock are owned or controlled, directly or indirectly, by the parent or by one or more Subsidiaries of the parent, or by the parent and one or more of its Subsidiaries; provided, however, that with respect to JOHNSON BANK, "Subsidiary" or "subsidiary" shall mean any Person of which 5% or more of the voting stock is owned or controlled, directly or indirectly, by JOHNSON BANK, other than in a fiduciary capacity.

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         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Taxes" shall mean all federal, state, local, foreign and other taxes, including without limitation net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and any liability for Taxes of another person (i) as a transferee, (ii) as a member of an affiliated or combined group,
(iii) by contract, or (iv) otherwise, and the term "Tax" means any one of the foregoing Taxes.

         "Trust Assets" shall mean and include: (a) all right, title and interest of JOHNSON BANK in and to and under any and all trusts, wills, agency agreements, decedents' estates and other representative or fiduciary appointments in favor of, or services by, JOHNSON BANK and all other trusts, wills, agency agreements and the like similar to the foregoing under which JOHNSON BANK has been named in some representative or fiduciary capacity to take effect at some time in the future; and (b) all properties, rights, documents, instruments, interests and other tangible and intangible assets owned by, governed or administered under, arising under or with respect to or pertaining to any of the foregoing.

ARTICLE 2  PURCHASE PRICE, PAYMENT AND CERTAIN COVENANTS OF THE
           PARTIES

         Section 2.1 Purchase and Sale of JOHNSON BANK Stock; the Closing. In reliance upon the representatives, warranties, covenants and agreements set forth herein and upon the terms and subject to the conditions herein set forth, on the Closing Date (as hereinafter defined), JOHNSON INTERNATIONAL shall sell, convey, assign, transfer and deliver to PRIVATE, and PRIVATE shall purchase, accept and acquire from JOHNSON INTERNATIONAL, all the issued and outstanding shares of JOHNSON BANK for an aggregate purchase price of Twenty Million dollars (the "Purchase Price"). The Purchase Price shall consist of Fifteen Million dollars in cash ($15,000,000), and Five Million dollars ($5,000,000) in Subordinated Debt (as hereinafter defined). Upon satisfaction or waiver of all conditions precedent to the consummation of the transactions contemplated by this Agreement, the closing of the Transaction (the "Closing") shall take place on the last Business Day of the month in which all Requisite Regulatory Approvals have been obtained (provided, however, the Closing shall take place no sooner than three (3) days following the receipt of the Requisite Regulatory Approvals), or at such other time as the parties shall mutually agree (the "Closing Date") at the offices of Vedder, Price, Kaufman & Kammholz, 222 North LaSalle, Chicago, Illinois 60601.

         Section 2.2 Payment of Purchase Price. PRIVATE shall pay to JOHNSON INTERNATIONAL, by wire at Closing, Fifteen Million dollars ($15,000,000). In addition, PRIVATE shall pay JOHNSON INTERNATIONAL Five Million dollars ($5,000,000) as evidenced by a subordinated note pursuant to Section 2.3.

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         Section 2.3     Subordinated Debt. Pursuant to Section 2.1, the
Purchase Price shall include Five Million dollars in subordinated debt (the "Subordinated Debt"). A note evidencing the Subordinated Debt shall otherwise be in the form attached hereto as Exhibit 2.3 and shall provide for a seven (7) year maturity, with a bullet payment of principal (the "Subordinated Debt Note"). The Subordinated Debt Note shall provide for interest based on a 365 day year, paid in arrears quarterly and at an interest rate consisting of the following terms: (i) during years one (1) and two (2), the interest rate on the Subordinated Debt shall be the 90-day LIBOR plus fifty (50) basis points; (ii) during years three (3) and four (4), the interest rate on the Subordinated Debt shall be the 90-day LIBOR plus two hundred (200) basis points; and (iii) during years five (5), six (6) and seven (7), the interest rate on the Subordinated Debt shall be the 90-day LIBOR plus three hundred and fifty (350) basis points. The Subordinated Debt Note shall be prepayable at anytime without penalty. Should PRIVATE prepay the Subordinated Debt Note during the first twelve (12) months in which the Subordinated Debt is outstanding, JOHNSON INTERNATIONAL shall pay PRIVATE Five Thousand dollars ($5,000). The terms of the Subordinated Debt shall be structured so as to afford Tier II capital treatment under applicable Federal Reserve Board guidelines.

         Section 2.4     Section 338(h)(10) Election.

                  2.4.1 With respect to the acquisition of the Shares hereunder, (i) at PRIVATE's option, JOHNSON INTERNATIONAL and PRIVATE shall jointly make a timely election under Section 338(h)(10) of the Code and any corresponding elections under state and local tax laws (collectively, the "Election"), (ii) JOHNSON INTERNATIONAL and PRIVATE shall, as promptly as practical following the Closing Date, cooperate with each other to take all actions necessary and appropriate (including filing such forms, Tax Returns, elections, schedules and other documents as may be required) to effect and preserve a timely Election in accordance with Section 338 of the Code, applicable state and local laws, and any successor provisions and (iii) JOHNSON INTERNATIONAL and PRIVATE shall report the sale and acquisition of the Shares consistently with the Election. JOHNSON INTERNATIONAL will pay any income Tax attributable to the making of the Election (or which results from the making of an Election) and will indemnify PRIVATE, JOHNSON BANK, and its Subsidiaries against any Losses arising out of any failure to pay such Tax.

                  2.4.2 In connection with the Election, JOHNSON INTERNATIONAL and PRIVATE shall cooperate in preparing an allocation among the assets of JOHNSON BANK calculated with reference to the Purchase Price ("Allocation Schedule"). Such allocation shall be made in accordance with Section 338(b) of the Code and the applicable Treasury Regulations, provided, however, PRIVATE shall be entitled to add its transaction costs to the "adjusted grossed-up basis" of the Shares for purposes of allocating such adjusted grossed-up basis among the assets of JOHNSON BANK, and JOHNSON INTERNATIONAL will be entitled to take into account its transaction costs when calculating its gain or loss on the deemed sale of JOHNSON BANK's assets. PRIVATE shall provide JOHNSON INTERNATIONAL the Allocation Schedule within thirty (30) business days of the Closing Date. If the parties are unable to resolve any disputes within ten (10) business days after the delivery of the Allocation Schedule to JOHNSON INTERNATIONAL, the parties shall jointly request KPMG to resolve any issue in dispute as promptly as possible, with one-half of the costs of such resolution to be borne by each of JOHNSON INTERNATIONAL and

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PRIVATE. The determination made by KPMG shall be final and binding upon the parties hereto. If KPMG is unable to make a determination with respect to any dispute prior to the due date for the filing of any Tax Return for which such determination is necessary, JOHNSON INTERNATIONAL and PRIVATE shall file such Tax Return without such determination having been made, subject, however, to the parties' obligation thereunder to file amended Tax Returns reflecting the final decision of KPMG.

                  2.4.3 JOHNSON INTERNATIONAL represents and warrants to PRIVATE that JOHNSON INTERNATIONAL and JOHNSON BANK are, for federal income Tax purposes, members of an "affiliated group", as such term is defined in Section 1504 of the Code, of which JOHNSON INTERNATIONAL is the common parent, which will file a consolidated federal income Tax Return for the period which includes the Closing Date, provided, however, JOHNSON INTERNATIONAL will not include JOHNSON BANK in its "affiliated group" for the period beginning the day following the Closing Date. JOHNSON INTERNATIONAL further represents and warrants to PRIVATE that JOHNSON BANK has not filed any Illinois income Tax Returns on a unitary, combined or combined apportionment basis and that it will file a separate, non-unitary return for the period ending on the Closing Date.

         Section 2.5 Regulatory Approvals. As promptly as practicable after the date of execution of this Agreement (but in no event later than thirty (30) days), PRIVATE shall submit and file all applications with the appropriate regulatory authorities necessary for the consummation of the transactions contemplated by this Agreement, as further described in Section 5.7.1.

         Section 2.6 Actions and Deliveries by JOHNSON INTERNATIONAL and/or JOHNSON BANK at Closing. At Closing, JOHNSON INTERNATIONAL and/or JOHNSON BANK shall deliver to PRIVATE the following agreements, documents and instruments, in form and substance reasonably satisfactory to PRIVATE and its counsel:

                  2.6.1 a certificate or certificates representing the Shares, registered in the name of JOHNSON INTERNATIONAL, duly endorsed by JOHNSON INTERNATIONAL for transfer or accompanied by an assignment of the Shares duly executed by JOHNSON INTERNATIONAL or endorsed in blank;

                  2.6.2 a certificate of the Secretary or an Assistant Secretary of JOHNSON INTERNATIONAL certifying copies of resolutions duly adopted by JOHNSON INTERNATIONAL acting as the sole shareholder of JOHNSON BANK, and by the Board of Directors of JOHNSON INTERNATIONAL and the Board of Directors of JOHNSON BANK, authorizing the Transaction and the execution, delivery and performance of this Agreement, the Election, and the transactions contemplated hereby and attesting that such resolutions are in full force and effect without amendment or modification at Closing, and a Certificate of Secretary or an Assistant Secretary of each of JOHNSON INTERNATIONAL and JOHNSON BANK certifying the incumbency and the authority of the officers of JOHNSON INTERNATIONAL and JOHNSON BANK, respectively, who execute this Agreement or any document or instrument to be delivered pursuant hereto;

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                  2.6.3  an opinion of counsel to each of JOHNSON INTERNATIONAL and JOHNSON BANK, in the form annexed hereto as Exhibit 2.6.3;

                  2.6.4 an Officer's certificate of each of JOHNSON INTERNATIONAL and JOHNSON BANK pursuant to Section 6.2.1;

                  2.6.5 consents or approvals in writing of each Person whose consent or approval shall be required in order to permit the succession by PRIVATE and/or PRIVATEBANK pursuant hereto to any obligation, right or interest of JOHNSON INTERNATIONAL and/or JOHNSON BANK under any loan or credit agreement, note, mortgage, indenture, lease, zoning variance, license or regulatory approval, trust agreement or other agreement, license, or instrument, except for those for which the failure to obtain such consents and approvals would not have a Material Adverse Effect on JOHNSON BANK or PRIVATE and/or PRIVATEBANK, whether prior to or following the consummation of the transactions contemplated hereby;

                  2.6.6 evidence of action taken by JOHNSON INTERNATIONAL and JOHNSON BANK with respect to employees and employee benefit plan matters pursuant to Section 5.12 in form and substance satisfactory to PRIVATE;

                  2.6.7 updated Johnson International Disclosure Schedule pursuant to Section 5.4.4 below; and

                  2.6.8 approval of the lessor for each and every parcel of real estate leased by JOHNSON BANK, wherever located, subject only to Permitted Liens, easements, covenants, conditions and restrictions of record as described in Schedule 4.13.

                  2.6.9 certification of good standing for JOHNSON BANK from the Illinois Office of Banks and Real Estate, dated within ten (10) days of the Closing Date.

         Section 2.7 Actions and Deliveries by PRIVATE at Closing. At Closing, PRIVATE shall deliver to JOHNSON INTERNATIONAL the following agreements, documents and instruments, in form and substance reasonably satisfactory to JOHNSON INTERNATIONAL and its counsel:

                  2.7.1  the Purchase Price by wire transfer as required by
Section 2.2 and physical delivery as required by Section 2.3.

                  2.7.2 a certificate of the Secretary or an Assistant Secretary of PRIVATE certifying (i) a copy of resolutions duly adopted by the Board of Directors of PRIVATE authorizing the Transaction and the execution, delivery and performance of this Agreement, the Election, the obtainment of all Requisite Regulatory Approvals, and the transactions contemplated hereby and that such resolutions are in full force and effect without amendment or modification at Closing; (ii) incumbency and authority of the officers of PRIVATE who execute this Agreement or any document or instrument to be delivered pursuant hereto; and (iii) a copy of all Requisite Regulatory Approvals;

                  2.7.3  an Officer's certificate pursuant to Section 6.3.1; and

                  2.7.4 an opinion of Counsel to PRIVATE, in the form annexed hereto as Exhibit 2.7.4.

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF PRIVATE

         PRIVATE represents and warrants to JOHNSON INTERNATIONAL and JOHNSON BANK as follows:

         Section 3.1 Organization; Corporate Power; Etc. PRIVATE is a bank holding company registered under the BHCA. PRIVATE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business substantially as it is being conducted on the date of this Agreement. PRIVATE has all requisite corporate power and authority to enter into this Agreement and, subject to the obtaining of all Requisite Regulatory Approvals, to consummate the transactions contemplated hereby.

         Section 3.2     Authorization of Agreement; No Conflicts.

                  3.2.1 The execution and delivery of this Agreement, the issuance of the Subordinated Debt Note by PRIVATE, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PRIVATE. This Agreement has been duly executed and delivered by PRIVATE and constitutes a valid and binding obligation of PRIVATE, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of Delaware corporations or bank holding companies and, in any case, by general equitable principles.

                  3.2.2 The execution and delivery of this Agreement, the issuance of the Subordinated Debt Note, and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the Certificate of Incorporation or bylaws of PRIVATE or, except for the necessity of obtaining the Requisite Regulatory Approvals, any mortgage, indenture, lease, agreement or other instrument or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PRIVATE or its respective properties. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement by PRIVATE or the consummation by it of the transactions contemplated hereby, except for (a) filings required in order to obtain the Requisite Regulatory Approvals, and (b) any other governmental approval required for the execution and delivery of this Agreement.

         Section 3.3 Brokerage Fees. PRIVATE is not a party to, or obligated under, any agreement with any broker or finder relating to the transactions contemplated hereby other than with EVEREN Securities, Inc.

         Section 3.4 Litigation. PRIVATE is not a party to any litigation, action, suit or other legal, administrative or arbitration proceeding or investigation of a legal nature or group of related such proceedings or investigations in any court or before any governmental or regulatory body pending or, to the best knowledge of PRIVATE, threatened, which, if determined adversely to PRIVATE, would prohibit the execution and delivery of this Agreement or prevent the consummation of the transactions contemplated hereby.

         Section 3.5 Consents and Approvals. Except for the filing of applications and notices, as applicable, with, among others, the Federal Reserve Board under the BHCA, the FDIC, and the Office of Banks and Real Estate under Illinois law, and the approval of, or expiration of waiting periods relating to, such applications and notices, as the case may be, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by PRIVATE of this Agreement and the consummation by PRIVATE of the transactions contemplated hereby except, in each case, for consents, approvals, filings or registrations the failure of which to obtain or make, either individually or in the aggregate, would not prevent or materially delay PRIVATE from performing its obligations hereunder.

         Section 3.6 Approvals. As of the date of this Agreement, PRIVATE does not know of any reason why all of the Requisite Regulatory Approvals shall not be obtained.

         Section 3.7 Financing. PRIVATE has current assets or other financial arrangements such that at the Closing, PRIVATE will have funds sufficient to enable it to carry out its obligations under this Agreement. PRIVATE shall, so long as the Subordinated Debt Note is outstanding, provide JOHNSON INTERNATIONAL with copies of any document filed with the Securities and Exchange Commission ("SEC") concerning financial information of PRIVATE.

         Section 3.8 Subordinated Debt Note. The Subordinated Debt Note has been duly authorized by PRIVATE and, when issued and delivered by PRIVATE in the manner contemplated by this Agreement, will be a valid and binding obligation of PRIVATE, enforceable against PRIVATE in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

         Section 3.9 True and Complete Information. No representation or warranty made by PRIVATE contained in this Agreement and no statement contained in any certificate, schedule, list, exhibit, or other instrument specified in this Agreement, whether heretofore furnished to JOHNSON INTERNATIONAL or JOHNSON BANK or hereinafter required to be furnished to JOHNSON INTERNATIONAL or JOHNSON BANK, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF JOHNSON
           INTERNATIONAL AND JOHNSON BANK

         JOHNSON INTERNATIONAL and JOHNSON BANK represent and warrant, jointly and severally, to PRIVATE as follows:

         Section 4.1     Organization; Corporate Power; Etc.

                  4.1.1 JOHNSON INTERNATIONAL is a bank holding company registered under the BHCA. JOHNSON INTERNATIONAL is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business substantially as it is being conducted on the date of this Agreement including, but not limited to, owning one hundred percent (100%) of the issued and outstanding shares of JOHNSON BANK. Each subsidiary of JOHNSON INTERNATIONAL has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business substantially as it is being conducted on the date of this Agreement, except where the failure to have such power or authority would not have a Material Adverse Effect on JOHNSON INTERNATIONAL. JOHNSON INTERNATIONAL has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

                         4.1.2 JOHNSON BANK is a bank duly organized, validly
existing and in good standing under the laws of the State of Illinois, and a member bank of the Federal Reserve System, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business substantially as it is being conducted on the date of this Agreement. The deposit accounts of JOHNSON BANK are insured by the FDIC through the Bank Insurance Fund to the extent required by law and all premiums and assessments required to be paid in connection therewith have been paid by JOHNSON BANK. JOHNSON BANK has all requisite corporate power and authority to enter into this Agreement and, subject to the obtaining of all Requisite Regulatory Approvals, to consummate the transactions contemplated hereby. Neither the scope of business of JOHNSON BANK nor the location of any of its properties requires that JOHNSON BANK be licensed to conduct business in any jurisdiction other than those jurisdictions in which it is licensed or qualified to do business as a foreign corporation.

         Section 4.2 Licenses and Permits. JOHNSON BANK has all material licenses, certificates, franchises, rights and permits that are necessary from Governmental Entities for the conduct of its business, and such licenses are in full force and effect. The properties, assets, operations and business of JOHNSON BANK are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, zoning variances, certificates, franchises, rights and permits.

         Section 4.3 Subsidiaries. JOHNSON BANK does not own, directly or indirectly, any Subsidiary (except as pledgee pursuant to loans or stock or other interest held as the result of or in lieu of foreclosure pursuant to pledge or other security arrangement), or any equity position or other voting interest in any Person.

         Section 4.4     Authorization of Agreement; No Conflicts.

                  4.4.1 The execution and delivery of this Agreement by JOHNSON INTERNATIONAL and JOHNSON BANK and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of JOHNSON INTERNATIONAL and JOHNSON BANK. This Agreement has been duly executed and delivered by each of JOHNSON INTERNATIONAL and JOHNSON BANK as parties thereto and constitute legal, valid and binding obligations of JOHNSON INTERNATIONAL and JOHNSON BANK, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of Wisconsin corporations, bank holding companies or Illinois banks, as the case may be, and in any case, by general equitable principles.

                  4.4.2 Except as disclosed in Schedule 4.4 of the Johnson International Disclosure Schedule (delivered pursuant to this Agreement and certified as true and correct by JOHNSON INTERNATIONAL and JOHNSON BANK, the receipt thereof having been acknowledged by PRIVATE's executing a copy thereof, that identifies as to each matter disclosed therein, the section of this Agreement to which the matter relates), the consummation of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the Certificate of Incorporation, Articles of Incorporation, articles of association, bylaws or other constituent documents of JOHNSON INTERNATIONAL or JOHNSON BANK or, except for the necessity of obtaining the Requisite Regulatory Approvals, any mortgage, indenture, lease, agreement or other instrument or any permit, zoning variance, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to JOHNSON INTERNATIONAL or JOHNSON BANK or their respective properties. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the execution and delivery of this Agreement by JOHNSON INTERNATIONAL or JOHNSON BANK or the consummation by them of the transactions contemplated hereby, except for (a) filings required in order to obtain the Requisite Regulatory Approvals; and (b) any other governmental approval required for the execution and delivery of this Agreement.

         Section 4.5 Capital Structure. The authorized capital stock of JOHNSON BANK consists solely of 8,000 shares of common stock, par value $25 per share, of which 8,000 are issued and outstanding. JOHNSON INTERNATIONAL owns all of the issued and outstanding Shares free and clear of all liens, pledges, charges and other encumbrances of any nature whatsoever. All Shares are validly issued, fully paid and nonassessable, and do not possess any preemptive rights. There are no options, warrants, calls, rights, commitments, securities or agreements of any character to which JOHNSON INTERNATIONAL or JOHNSON BANK is a party or by which it is bound obligating JOHNSON INTERNATIONAL or JOHNSON BANK to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of JOHNSON BANK, or by which it is bound obligating JOHNSON INTERNATIONAL or JOHNSON BANK to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no obligations, contingent or otherwise, of JOHNSON INTERNATIONAL or JOHNSON BANK to repurchase, redeem or otherwise acquire any Shares, or of JOHNSON BANK to repurchase, redeem or otherwise acquire any shares of capital stock of any Person or to provide funds or make any investment (in the form of a loan, capital contribution or otherwise) in JOHNSON BANK or any other Person (other than pursuant to commercial loan arrangements and similar obligations arising in the ordinary course of business of JOHNSON
BANK).

         Section 4.6 Filings. Since January 1, 1996, JOHNSON BANK and JOHNSON INTERNATIONAL have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed regarding JOHNSON BANK with any federal, state or local governmental or regulatory authority. All such reports, registrations and filings are collectively referred to as the "Filings." As of their respective filing dates, each of the Filings complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.7 Financial Statements. JOHNSON INTERNATIONAL has provided to PRIVATE, in Schedule 4.7 of the Johnson International Disclosure, copies of (i) the call reports of JOHNSON BANK as of December 31, 1996, 1997 and 1998, and the related statements of income and shareholders' equity for the years then ended; and (ii) the balance sheet of JOHNSON BANK as of June 30, 1999 and the related statement of income and shareholders' equity for the period then ended ((i) and (ii) are collectively referred to herein as the "Financial Statements"). The Financial Statements have been prepared in accordance with applicable regulatory accounting principles consistently followed throughout the periods covered by such statements, and present fairly the financial position of JOHNSON BANK as of the respective dates indicated and the results of its operations and changes in financial position at the respective dates and for the respective periods covered by such financial statements. Since December 31, 1998 to the date hereof, JOHNSON BANK has not undergone or suffered any changes in its condition (financial or otherwise), properties, assets, liabilities, business or operations which have been, in any case or in the aggregate, materially adverse to JOHNSON BANK except as disclosed on Schedule 4.7 to the Johnson International Disclosure Schedule. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that JOHNSON BANK will suffer or experience a Material Adverse Effect, except for such facts or circumstances as may occur as a consequence of the transactions contemplated by this Agreement.

         Section 4.8 Compliance with Applicable Laws. The business of JOHNSON BANK is not being conducted in violation of any law, ordinance or regulation including, without limitation, Regulation O of the Federal Reserve Board, except for violations which individually or in the aggregate do not and, insofar as reasonably can be foreseen, in the future will not have a Material Adverse Effect on JOHNSON BANK. Except for examinations conducted by a Governmental Entity in the regular course of JOHNSON BANK's business, no Governmental Entity has initiated any proceeding against JOHNSON BANK or, to the Knowledge of JOHNSON INTERNATIONAL and JOHNSON BANK, formal investigation into the business or operations of JOHNSON BANK since January 1, 1996.

         Section 4.9 Litigation. Except as listed in Schedule 4.9 of the Johnson International Disclosure Schedule, there are no suits, actions or proceedings pending or, to JOHNSON INTERNATIONAL's and JOHNSON BANK's Knowledge, threatened against or affecting, as of the date of this Agreement, JOHNSON BANK or any director, officer, employee or agent of JOHNSON BANK in his or her capacity as such, and there are no judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against JOHNSON BANK as to which there is a reasonable likelihood of an adverse determination, which, if adversely determined, would have a Material Adverse Effect on JOHNSON BANK. To JOHNSON BANK's and JOHNSON INTERNATIONAL's Knowledge, no claim for indemnification has been made with respect to any legal, administrative, arbitral or other proceeding, claim, suit, action or governmental investigation by any director, officer, employee or agent of JOHNSON BANK in his or her capacity as director, officer, employee or agent.

         Section 4.10 Agreements with Banking Authorities. Except as set forth in Schedule 4.10 of the Johnson International Disclosure Schedule, neither JOHNSON INTERNATIONAL, nor JOHNSON BANK is a party to any written agreement, memorandum of understanding, order or directive with any Governmental Entity which restricts any conduct of JOHNSON BANK's business or which relates to its capital adequacy, credit policies, operations or management or otherwise.

         Section 4.11 Insurance. JOHNSON BANK, thru JOHNSON INTERNATIONAL, has in full force and effect policies of insurance with respect to its assets and business against such casualties and contingencies, including directors' and officers' indemnification, and in such amounts, types and forms as are reasonable and customarily appropriate for its businesses, operations, properties and assets. Schedule 4.11 of the Johnson International Disclosure Schedule contains a list of all policies of insurance and bonds carried and owned by JOHNSON INTERNATIONAL on behalf of JOHNSON BANK. JOHNSON BANK is not in default under any such policy of insurance or bond such that it can be canceled and all material claims thereunder have been filed in timely fashion. JOHNSON BANK has filed claims with, or given notice of claim to, its insurers or bonding companies in timely fashion, with respect to all material matters and occurrences for which it believes it has coverage. JOHNSON BANK makes no representation as to whether any such insurance will continue past the Closing Date, provided, however, JOHNSON INTERNATIONAL shall maintain tail or continuation coverage on any policy of insurance covering JOHNSON BANK, and the officers and directors of JOHNSON BANK, for a period of at least five (5) years. No written notice, and to JOHNSON INTERNATIONAL's or JOHNSON BANK's Knowledge, verbal notice, of termination or cancellation has been made with respect to any such policy.

         Section 4.12 Title to Assets Other Than Real Property. Except as disclosed in Schedule 4.12 of the Johnson International Disclosure Schedule and other than Permitted Liens, JOHNSON BANK has good and valid title to all its properties and assets reflected in the Financial Statements, except such personal property which has been disposed of in the ordinary course of business and, other than real property which is the subject of Section 4.13, such properties and assets are owned or leased by JOHNSON BANK, free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature. To the Knowledge of JOHNSON BANK and JOHNSON INTERNATIONAL, substantially all of JOHNSON BANK's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

         Section 4.13 Real Property. Schedule 4.13 of the Johnson International Disclosure Schedule is an accurate list and general description of all real property owned or leased by JOHNSON BANK, including the applicable title commitment for each such property owned or leased (such title commitments to be provided no later than ten (10) days prior to the Closing Date, pursuant to Section 5.16), but excluding other real estate owned. Except as set forth in
Schedule 4.13 of the Johnson International Disclosure Schedule and except for Permitted Liens and except as would not have a Material Adverse Effect on JOHNSON BANK, JOHNSON BANK has good and valid title to the real property and good and valid leasehold interests in the leaseholds. To JOHNSON INTERNATIONAL's and JOHNSON BANK's Knowledge, JOHNSON BANK enjoys peaceful and undisturbed possession under all leases to which it is the lessee and all of such leases are valid and in full force and effect absent, to the Knowledge of JOHNSON INTERNATIONAL and JOHNSON BANK, any existing defaults. Any and all zoning variances received by JOHNSON INTERNATIONAL or JOHNSON BANK, or the owners of any material real property leased to either JOHNSON INTERNATIONAL or JOHNSON BANK in connection with the operation of JOHNSON BANK, concerning the real property leased by JOHNSON BANK are fully transferable to PRIVATE.

         Section 4.14    Taxes.

                  4.14.1 Except as disclosed in Schedule 4.14 of the Johnson International Disclosure Schedule, JOHNSON BANK has timely filed all Tax Returns (including but not limited to all required Internal Revenue Service Forms 1099, 1098, 5498 and 5500) required to be filed by it, all such Tax Returns being accurate and complete in all material respects, and has paid, or has accrued on its books and set up an adequate reserve for the payment of, all Taxes, current or deferred, whether or not shown on any Tax Returns. JOHNSON BANK is not currently the beneficiary of any extension of time within which to file any Tax Return. All Taxes of JOHNSON BANK attributable to all periods ending on or before the Closing Date, to the extent not required to have been previously paid, whether or not disputed, will be fully and adequately reserved for in accordance with generally accepted accounting principles. JOHNSON BANK is not delinquent in the payment of any Tax, assessment or governmental charge. Except as set forth on Schedule 4.14 to the Johnson International Disclosure Schedule, no deficiencies for any Taxes have been proposed, asserted or assessed against JOHNSON BANK that have not been resolved or settled and no requests for waivers of the time to assess any such Tax are pending or have been agreed to. Except as set forth on Schedule 4.14 to the Johnson International Disclosure Schedule, JOHNSON BANK does not have in effect any power of attorney or authorization to anyone to represent it with respect to any Taxes, and there are no Tax audits of any Tax Returns of JOHNSON BANK that are in progress. Except as set forth on
Schedule 4.14 to the Johnson International Disclosure Schedule, the income Tax Returns of JOHNSON BANK have not been audited by either the Internal Revenue Service, the Illinois Department of Revenue, or any other state or local taxing authorities, for any of the last five (5) years. Except as set forth on Schedule
4.14 to the Johnson International Disclosure Schedule, JOHNSON BANK is not currently a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of JOHNSON BANK have been accounted for in accordance with generally accepted accounting principles.

                  4.14.2 Except as set forth on Schedule 4.14 of the Johnson International Disclosure Schedule, JOHNSON BANK has not filed any consolidated federal income Tax Return with an "affiliated group" (within the meaning of Section 1504 of the Code) where JOHNSON INTERNATIONAL was not the common parent of the group. Except as set forth on Schedule 4.14 of the Johnson International Disclosure Schedule, JOHNSON BANK neither is nor has been a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than JOHNSON INTERNATIONAL, which agreement with JOHNSON INTERNATIONAL will be terminated pursuant to Section
5.14.3 hereof.

                  4.14.3 JOHNSON BANK has withheld amounts from its employees, shareholders, holders of deposit accounts, and others in compliance with the Tax withholding provisions of applicable federal, state and local laws, filed all Tax Returns and reports for all years for which any such Tax Return or report would be due with respect to employee income Tax withholding, social security, unemployment Taxes, income and other Taxes and all payments or deposits with respect to such Taxes, other than those not yet due, have been timely made.

                  4.14.4 JOHNSON BANK has not filed a consent under
Section 341(f) of the Code. JOHNSON BANK has provided to PRIVATE, or its representatives, complete (as filed, with any filed amendments thereto) copies of its federal, state, local or foreign Tax Returns requested by PRIVATE and which have been filed on or subsequent to January 1, 1996 and all examination reports, if any, relating to the audit of such Tax Returns by the Internal Revenue Service or other tax authority. JOHNSON BANK has neither agreed to nor, to JOHNSON INTERNATIONAL's Knowledge, is required to, make any adjustments under
Section 481(a) of the Code by reason of a change in accounting method or otherwise. JOHNSON BANK is not a "United States real property holding corporation" as defined in Section 897 of the Code.

                  4.14.5 JOHNSON BANK has not made any payments, is not obligated to make any payments, nor is a party to any agreement that could obligate it or PRIVATE to make any payment that would constitute a "parachute payment" under Section 280G of the Code.

                  4.14.6 Each member of the affiliated group (within the meaning of Section 1504 of the Code) of which JOHNSON INTERNATIONAL is the common parent (the "Affiliated Group") has filed all federal income Tax Returns that it was required to file for each taxable period during which any of JOHNSON BANK and its Subsidiaries was a member of such Affiliated Group. All such Tax Returns were correct and complete in all respects. All federal income Taxes owed by any member of the Affiliated Group (whether or not shown on any Tax Return) have been paid for each taxable period during which any of JOHNSON BANK and its Subsidiaries was a member of the Affiliated Group.

                  4.14.7 There is no dispute or claim concerning any Federal income Tax liability of any member of the Affiliated Group for any taxable period during which any of JOHNSON BANK and its Subsidiaries was a member of the Affiliated Group either (i) claimed or raised by any authority in writing or (ii) as to which any of JOHNSON INTERNATIONAL, its Controller, and its Chief Financial Officer has Knowledge based upon personal contact with any agent of such authority. Except as disclosed on Schedule 4.14, no member of the Affiliated Group has waived any statute of limitations in respect of any federal income Taxes or agreed to any extension of time with respect to an federal income Tax assessment or deficiency for any taxable period during which any of JOHNSON BANK or its Subsidiaries was a member of the Affiliated Group.

                  4.14.8 None of JOHNSON BANK and its Subsidiaries has any liability for the Taxes of any Person other than JOHNSON BANK and its Subsidiaries (i) under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local, or foreign law), except Taxes referred to in Section 4.14.6 hereof, (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

         Section 4.15 Certain Contracts. Schedule 4.15 of the Johnson International Disclosure Schedule sets forth as of the date hereof all contracts of JOHNSON BANK which are executory material contracts (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement and any other written, or to the Knowledge of JOHNSON BANK or JOHNSON INTERNATIONAL, oral, (i) consulting agreement not terminable on 60 days' or less notice or employment agreement or other agreement providing any term of employment, compensation guarantee, or severance or supplemental retirement benefit, (ii) union, guild or collective bargaining agreement, (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement, (iv) contract containing covenants which limit the ability of JOHNSON BANK to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, JOHNSON BANK may carry on its business (other than as may be required by law or applicable regulatory authorities), and (v) any contract, agreement or other instrument or undertaking which is not terminable by JOHNSON BANK without additional payment or penalty within 60 days and obligates JOHNSON BANK for payments or other consideration with a value in excess of $25,000. JOHNSON BANK has performed in all material respects and is not in default under or in breach of any material term or provision of any such agreement or any loan agreement or credit agreement, note, mortgage, indenture or other agreement, obligation or instrument applicable to JOHNSON BANK, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach.

         Section 4.16    Loans and Investments.

                  4.16.1 Except for the Retained Assets, and as disclosed in
Schedule 4.16 of the Johnson International Disclosure Schedule or where the failure to be true would not, individually or in the aggregate, have a Material Adverse Effect on JOHNSON BANK, as of June 30, 1999, or the date of any update to Schedule 4.16, no loans or investments held by JOHNSON BANK are (i) more than ninety (90) days past due with respect to any scheduled payment of principal or

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

interest; (ii) Classified Credits; or (iii) on a non-accrual status in accordance with JOHNSON BANK's loan review procedures.

                  4.16.2 Except as otherwise disclosed in Schedule 4.16 to the Johnson International Disclosure Schedule, each material loan reflected as an asset on the Financial Statements is evidenced by appropriate and sufficient documentation and constitutes, to the Knowledge of JOHNSON BANK and JOHNSON INTERNATIONAL, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines; to the Knowledge of JOHNSON BANK and JOHNSON INTERNATIONAL, no obligor named therein is seeking to avoid the enforceability of the terms of any loan under any such laws or equitable principles or doctrines and no loan is subject to any defense, offset or counterclaim. All such loans originated by JOHNSON BANK, and all such loans purchased by JOHNSON BANK, were made or purchased in accordance with customary lending standards of JOHNSON BANK and in the ordinary course of business of JOHNSON BANK. Except as set forth in Schedule 4.16 to the Johnson International Disclosure Schedule, all such loans are, and on the Closing Date will be, free and clear of any material security interest, lien, encumbrance or other charge, and JOHNSON BANK has complied, and on the Closing Date will have complied, in all material respects, with all laws and regulations relating to such loans. Set forth on Schedule 4.16 to the Johnson International Disclosure
Schedule is a complete list of JOHNSON BANK's Other Real Estate Owned ("OREO") as of June 30, 1999.

                  4.16.3 All guarantees of indebtedness owed to JOHNSON BANK, including, but not limited to, those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are, to the Knowledge of JOHNSON BANK and JOHNSON INTERNATIONAL, legal, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines and except as would not have a Material Adverse Effect on JOHNSON BANK.

                  4.16.4 In originating, underwriting, servicing, and discharging loans, mortgages, land contracts, and contractual obligations relating thereto, either for its own account or for the accounts of others, JOHNSON BANK has complied with all applicable terms and conditions of such obligations and with all applicable laws, regulations, rules, contractual requirements, and procedures with respect to such servicing, except where the failure to comply would not have a Material Adverse Effect on JOHNSON BANK.

         Section 4.17    Investment Securities.

                  4.17.1 Schedule 4.17 of the Johnson International Disclosure Schedule sets forth a complete and accurate list of (i) the book and estimated market values as of June 30, 1999 of the investment securities, mortgage-backed securities and securities held for sale of JOHNSON BANK and (ii) an investment securities report as of such date which includes security descriptions, CUSIP numbers, pool face values, book values and coupon rates.

                  4.17.2 Except as set forth in Schedule 4.17 to the Johnson International Disclosure Schedule and except for pledges to secure public and trust deposits, none of the investments reflected in the Financial Statements under the heading "Investment Securities," and none of the investments made by JOHNSON BANK since December 31, 1995, are subject to any restriction, whether contractual or statutory, which materially impairs the ability of JOHNSON BANK freely to dispose of any of such investments at any time. With respect to all material repurchase agreements to which JOHNSON BANK is a party, JOHNSON BANK has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except as set forth in Schedule 4.17 of the Johnson International Disclosure Schedule and except for transactions aggregating less than $50,000, JOHNSON BANK has neither sold nor otherwise disposed of any assets in a transaction in which the acquiror of such assets or other person has the right, either conditionally or absolutely, to require JOHNSON BANK to repurchase or otherwise reacquire any such assets. Schedule 4.17 also discloses all secured borrowings by JOHNSON BANK, from the Federal Home Loan Bank of Chicago ("FHLBC") or otherwise.

                  4.17.3 All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of states of the United States and their political subdivisions, and other investment securities classified as "held to maturity" and "available for sale" held by JOHNSON BANK, as reflected in the Financial Statements, were classified and accounted for in accordance with F.A.S.B. 115 and the intentions of management.

         Section 4.18    Undisclosed Liabilities. Except (a) as set forth in
Schedule 4.18 of the Johnson International Disclosure Schedule, (b) for those liabilities of JOHNSON BANK that are specifically itemized and reflected or reserved against as such on the balance sheet of JOHNSON BANK for the period ended December 31, 1998, and (c) for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1998, to JOHNSON INTERNATIONAL's and JOHNSON BANK's Knowledge, JOHNSON BANK has incurred no liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

         Section 4.19    Employees; Employee Benefit Plans; ERISA.

                  4.19.1 All of JOHNSON BANK's obligations for payment to trusts or other funds or to any Governmental Entity or to any individual, director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to unemployment compensation benefits, profit-sharing, pension or retirement benefits, social security benefits, medical, dental, life, disability and other insurance or welfare benefits, whether arising by operation of law, by contract or by past custom, including, but not limited to obligations under any Employee Plan or any Benefit Arrangement have been properly accrued for the periods covered thereby on the Financial Statements and paid when due. All of JOHNSON BANK's obligations, whether arising by operation of law, by contract or by past custom for vacation or holiday pay (which vacation or holiday pay is or may become payable in lieu of time off or carried over to future periods), bonuses and other forms of compensation which are payable to JOHNSON BANK's directors, officers, employees or agents have been properly accrued on the Financial Statements for the periods covered thereby and paid when due. Except as set forth in Schedule 4.19 of the Johnson International Disclosure Schedule, there are no unfair labor practice complaints, strikes, slowdowns, stoppages, attempts to unionize or other controversies pending or, to JOHNSON INTERNATIONAL's and JOHNSON BANK's Knowledge, threatened against JOHNSON BANK that are likely to have a Material Adverse Effect on JOHNSON BANK. JOHNSON BANK is not a party to any collective bargaining agreement with respect to any of its employees and, except as set forth in Schedule 4.19 of the Johnson International Disclosure Schedule, JOHNSON BANK is not a party to a written employment contract with any of its employees and there are no understandings with respect to the employment of any officer or employee of JOHNSON BANK which is not terminable by JOHNSON BANK without liability on not more than thirty (30) days' notice. Except as disclosed in the Financial Statements for the periods covered thereby, all sums due for employee compensation have been paid and all employer contributions for employee benefits, including deferred compensation obligations, and any benefits under any Employee Plan (as defined in Section 4.19.3 hereof) or any Benefit Arrangement (as defined in Section 4.19.4 hereof) have been duly and adequately paid or provided for in accordance with plan documents. Other than as set forth in Schedule 4.19 of the Johnson International Disclosure Schedule, no director, officer or employee of JOHNSON BANK is entitled to receive any payment of any amount under any existing agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Agreement. In the event any director, officer or employee of JOHNSON BANK is entitled to receive any payment of any amount under any existing agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Agreement, JOHNSON INTERNATIONAL, except as provided in
Section 6.2.9, shall pay any and all amounts deemed to be owed to any such director, officer or employee. To JOHNSON INTERNATIONAL's and JOHNSON BANK's Knowledge, JOHNSON BANK has materially complied with all applicable federal and state statutes and regulations which govern workers' compensation, equal employment opportunity and equal pay.

                  4.19.2 Schedule 4.19 of the Johnson International Disclosure
Schedule is a complete list of:

                         a. all current employees of JOHNSON BANK, together with title or job classifications, and the current annual rate of compensation paid to each such employee ("Employees"); and

                         b. all Employee Plans and Benefit Arrangements as they relate to employees of JOHNSON BANK, including all plans or practices providing for current compensation or accruals for active Employees, including, but not limited to, all employee benefit plans, all pension, profit-sharing, retirement, bonus, stock option, incentive, deferred compensation, severance, long-term disability, medical, dental, health, hospitalization, life insurance or other insurance plans or related benefits.

                  4.19.3 Except as disclosed in Schedule 4.19 of the Johnson International Disclosure Schedule, none of JOHNSON INTERNATIONAL, JOHNSON BANK or any ERISA Affiliate maintain, administer or otherwise contribute to any "employee benefit plan," as defined in Section 3(3) of ERISA, which is subject to any provisions of ERISA and covers any employee, whether active or retired, of JOHNSON BANK (any such plan being herein referred to as an "Employee Plan"). Copies of each such Employee Plan, including amendments thereto, will, upon PRIVATE's request, be delivered to PRIVATE, together with (i) all agreements regarding plan assets with respect to such Employee Plans, (ii) copies of the annual reports for the most recent three years (Form 5500 Series including all schedules attached thereto) prepared in connection with any such Employee Plan, (iii) copies of the actuarial valuation reports for the most recent three years, if any, prepared in connection with any such Employee Plan covering any active employee of JOHNSON BANK, (iv) a copy of the most recent summary plan description of each such Employee Plan, together with any modifications thereto, and (v) a copy of the most recent favorable determination letter (if applicable) from the Internal Revenue Service for each Employee Plan. None of the Employee Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA or a "multiple employer plan" as covered in Section 412(c) of the Code, and JOHNSON BANK has not been obligated to make a contribution to any such multiemployer or multiple employer plan within the past five years. Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and each trust maintained pursuant thereto is exempt from income tax under Section 501(a) of the Code, and each of JOHNSON INTERNATIONAL and JOHNSON BANK has no Knowledge of any fact which has occurred which would cause the loss of such qualification or exemption.

                  4.19.4 Except as disclosed in Schedule 4.19 of the Johnson International Disclosure Schedule and exclusive of any Employee Plan, neither JOHNSON INTERNATIONAL, JOHNSON BANK nor any ERISA Affiliate maintains (other than base-salary and base wages) any form of current or deferred compensation, bonus, stock option, stock appreciation right, severance pay, salary continuation, retirement or incentive plan or arrangement for the benefit of any director, officer or employee, whether active or retired, of JOHNSON BANK or for any class or classes of such directors, officers or employees (any such plan or arrangement being herein referred to as a "Benefit Arrangement"). Except as disclosed in Schedule 4.19 of the Johnson International Disclosure Schedule and other than any Employee Plan, none of JOHNSON INTERNATIONAL, JOHNSON BANK or any ERISA Affiliate maintain any group or individual health or insurance, welfare or similar plan or arrangement for the benefit of any director, officer or employee of JOHNSON BANK whether active or retired, or for any class or classes of such directors, officers or employees. Copies or descriptions of each Benefit Arrangement, including all amendments thereto, will, upon PRIVATE's request, be delivered to PRIVATE.

                  4.19.5 All Employee Plans and Benefit Arrangements are operated in material compliance with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements, and plan documents relating to any such plans or arrangements comply with or will be amended to comply with applicable legal requirements. Except as disclosed in Schedule 4.19 of the Johnson International Disclosure Schedule, within the past 5 years no Employee Plan which is subject to Title IV of ERISA has been completely or partially terminated and no condition exists that could constitute grounds for the termination of any Employee Plan pursuant to Subtitle C of Title IV of ERISA, nor has JOHNSON INTERNATIONAL, JOHNSON BANK or any ERISA Affiliate incurred or been subject to within the past 5 years, nor does any of them reasonably expect to incur or become subject to, any liability to or lien in favor of the Pension Benefit Guaranty Corporation, except for required premium payments which have been paid when due; except as disclosed in Schedule 4.19 of the Johnson International Disclosure Schedule, none of the Employee Plans which are employee pension benefit plans within the meaning of Section 3(2) of ERISA has engaged in a merger or consolidation with any other plan or transferred assets or liabilities from any other plan within the past 5 years; with respect to each Employee Plan, to JOHNSON INTERNATIONAL's and JOHNSON BANK's Knowledge, none of JOHNSON INTERNATIONAL, JOHNSON BANK or any ERISA Affiliate nor any Employee Plan, nor any trusts created thereunder, nor any trustee or administrator nor any other fiduciary thereof, has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, that could subject any of them or PRIVATE to liability under Section 409 or 502(i) of ERISA or
Section 4975 of the Code or that would adversely affect the qualified status of such plans; each "plan official" within the meaning of Section 412 of ERISA of each Employee Plan is bonded to the extent required by such Section 412; with respect to each Employee Plan, to JOHNSON INTERNATIONAL's and JOHNSON BANK's Knowledge, no employee of JOHNSON INTERNATIONAL, JOHNSON BANK or any ERISA Affiliate nor any fiduciary of any Employee Plan has engaged in any breach of fiduciary duty as defined in Part 4 of Subtitle B of Title I of ERISA which could subject JOHNSON BANK to liability if JOHNSON BANK is obligated to indemnify such person against liability. No Employee Plan that is subject to Title IV of ERISA or Section 412 of the Code incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived, taking into account contributions made within the period described in Section 412(c)(10) of the Code and each Employee Benefit Plan that is a defined benefit plan is fully funded as determined on the basis of the actuarial assumptions used for the most recent actuarial evaluation of such plan. Except as disclosed in Schedule 4.19 of the Johnson International Disclosure Schedule, none of JOHNSON INTERNATIONAL, JOHNSON BANK or any ERISA Affiliate has failed to make any contribution or pay any amount due and owing as required by law or the terms of any Employee Plan or Benefit Arrangement.

                  4.19.6 Except as set forth in Schedule 4.19 of the Johnson International Disclosure Schedule, to JOHNSON INTERNATIONAL's and JOHNSON BANK's Knowledge, no Employee Plan or Benefit Arrangement has any material liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local or foreign taxes, interest or penalty other than liability for claims arising in the course of the administration of each such plan. There is no pending or, to JOHNSON INTERNATIONAL's and JOHNSON BANK's Knowledge, threatened legal action, proceeding or investigation against any Employee Plan, other than routine claims for benefits, which could result in any material liability to JOHNSON BANK and there is no basis for any such legal action or proceeding.

                  4.19.7 Each Benefit Arrangement which is a group health plan (within the meaning of such term under Section 4980B(g)(2)) of the Code materially complies and has materially complied with the requirements of Section 601 through 608 of ERISA or Section 4980B of the Code governing continuation coverage requirements for employer-provided group health plans and Section 701 of ERISA relating to certifications of creditable coverage under such health plans..

                  4.19.8 Except as disclosed in Schedule 4.19 of the Johnson International Disclosure Schedule, none of JOHNSON INTERNATIONAL, JOHNSON BANK or any ERISA Affiliate maintain any Employee Plan or Benefit Arrangement pursuant to which any benefit or other payment will be required to be made by JOHNSON BANK or pursuant to which any other benefit will accrue or vest in any director, officer or employee of JOHNSON BANK, in either case as a result of the consummation of the transactions contemplated by this Agreement.

                  4.19.9 No "reportable event," as defined in ERISA, has occurred with respect to any of the Employee Plans.

         Section 4.20 Intellectual Property Rights. Schedule 4.20.1 of the Johnson International Disclosure Schedule is a list of JOHNSON BANK's Intellectual Property which is being retained by JOHNSON INTERNATIONAL. Schedule
4.20.2 of the Johnson International Disclosure Schedule is a list of JOHNSON BANK's Intellectual Property for which PRIVATE is hereby granted a non exclusive license by JOHNSON INTERNATIONAL at no additional consideration (other than the Purchase Price) to use such Intellectual Property for the period of time following the Closing Date as indicated on Schedule 4.20.2.

         Section 4.21    Hazardous Substances.

                  4.21.1 Except for ordinary and necessary quantities of cleaning, pest control and office supplies, and other small quantities of Hazardous Substances used in the ordinary course of JOHNSON BANK's business, all of which have been used, stored, and disposed of in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, in compliance with applicable Environmental Laws, or petroleum contained in de minimis quantities discharged from motor vehicles in their ordinary operation on the JOHNSON BANK Property (as defined below), JOHNSON INTERNATIONAL and JOHNSON BANK have not engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or disposal, or other handling, of Hazardous Substances. Except as disclosed in Schedule 4.21 of the Johnson International Disclosure Schedule, no Hazardous Substances have been released, emitted or disposed of, or otherwise deposited, on, in, or from any of the following real property: (i) all real property previously owned, operated or leased by JOHNSON BANK, (ii) all real estate owned by JOHNSON BANK, and (iii) all OREO of JOHNSON BANK (collectively, the "JOHNSON BANK Property"). No activity has been undertaken on or from the JOHNSON BANK Property during JOHNSON BANK's period of occupancy, operation, or ownership of the JOHNSON BANK Property that has caused or contributed to or would cause or contribute to:

                         a. the JOHNSON BANK Property being deemed a treatment, storage or disposal facility within the meaning of RCRA or any similar state law or local ordinance;

                         b. a release or threatened release of any Hazardous Substances on or from any property; or

                         c. the discharge of Hazardous Substances into any soil, subsurface water or ground water or into the air, or the dredging or filling of any waters, that would require a permit or any other approval under the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq., the Clean Air Act, as amended, 42 U.S.C. ss. 7401 et seq., or any similar federal or state law or local ordinance.

                  4.21.2 Except as disclosed in Schedule 4.21 of the Johnson International Disclosure Schedule, there are no storage tanks used for the storage of Hazardous Substances located in, on, or under the JOHNSON BANK Property.

                  4.21.3 Except as disclosed in Schedule 4.21 of the Johnson International Disclosure Schedule, neither JOHNSON INTERNATIONAL nor JOHNSON BANK has received any written notice or to JOHNSON BANK or JOHNSON INTERNATIONAL's Knowledge, oral notice, of any pending or threatened claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for information, investigation, remedial or response actions or for compensation, with respect to the JOHNSON BANK Property, alleging noncompliance with or violation of any Environmental Law or seeking relief under any Environmental Law, and the JOHNSON BANK Property is not listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, or to JOHNSON BANK's and JOHNSON INTERNATIONAL's Knowledge, with respect to which JOHNSON INTERNATIONAL and JOHNSON BANK have made reasonable inquiry, any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state or local agency; nor to JOHNSON INTERNATIONAL's or JOHNSON BANK's Knowledge is any JOHNSON BANK Property proposed, considered, or under investigation for such listing.

                  4.21.4 Except as set forth in Schedule 4.21 of the Johnson International Disclosure Schedule and delivered to PRIVATE, to JOHNSON INTERNATIONAL's and JOHNSON BANK's Knowledge, there are no environmental reports regarding the JOHNSON BANK Property.

                  4.21.5 "Hazardous Substances" shall mean (i) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (ii) any chemicals or other materials or substances which are defined, governed or regulated as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and
(iii) any other chemical or other material or substance, exposure to which is prohibited, limited or regulated by any Governmental Entity under any Environmental Laws.

         Section 4.22 Disclosure in Schedules. Anything disclosed by JOHNSON INTERNATIONAL or JOHNSON BANK in the Schedules to this Agreement shall be considered to have been disclosed for purposes of all representations, warranties and covenants of such party under this Agreement.

         Section 4.23 Corporate Records. The corporate record books, transfer books and stock ledgers of JOHNSON BANK are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, incorporators, stockholders, Boards of Directors and committees of the Boards of Directors of JOHNSON BANK and each such Subsidiary, and all transactions in their respective capital stocks, since their respective inceptions; provided, however, that for periods prior to January 1, 1995, the foregoing representation is limited to the Knowledge of JOHNSON BANK and JOHNSON INTERNATIONAL.

         Section 4.24 Insider Interests. All outstanding loans and other contractual arrangements (including deposit relationships) between (i) JOHNSON INTERNATIONAL and JOHNSON BANK and (ii) JOHNSON BANK or any JOHNSON INTERNATIONAL Subsidiary and any officer, director or employee of JOHNSON BANK or any JOHNSON INTERNATIONAL Subsidiary conform in all material respects to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. The amount and nature of loans and indebtedness between (i) JOHNSON BANK and JOHNSON INTERNATIONAL and (ii) JOHNSON BANK and any JOHNSON INTERNATIONAL Subsidiary or Affiliate or executive officer (pursuant to Regulation O) or director are set forth on Schedule 4.24 of the Johnson International Disclosure Schedule. No officer, director or employee of JOHNSON BANK has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of JOHNSON BANK.

         Section 4.25 Labor Arrangements. To JOHNSON INTERNATIONAL and JOHNSON BANK's Knowledge, no employee of JOHNSON BANK is represented, for purposes of collective bargaining, by a labor organization of any type. JOHNSON BANK is unaware of any efforts during the past five years to unionize or organize any employees of JOHNSON BANK and no claim related to such employees under the Fair Labor Standards Act, National Labor Relations Act, Civil Rights Act of 1964, Walsh-Healy Act, Davis Bacon Act, Civil Rights Act of 1968, Age Discrimination in Employment Act, Equal Pay Act of 1963, Executive Order No. 11246, Federal Unemployment Tax Act, Vietnam Era Veterans Readjustment Act, Occupational Safety and Health Act, or any state or local employment-related law, order, ordinance or regulation, and no unfair labor practice discrimination or wage-and-hour claim is pending or, to JOHNSON BANK's and JOHNSON INTERNATIONAL's Knowledge, threatened against JOHNSON BANK, which claim has had or is reasonably likely to have a Material Adverse Effect on JOHNSON BANK.

         Section 4.26 Loan Loss Reserves. The reserve for possible loan and lease losses shown on JOHNSON BANK's balance sheet as of June 30, 1999 complied with JOHNSON BANK's reserve policies and past practices.

         Section 4.27 Examinations. The last examinations of JOHNSON BANK by the Illinois Office of Banks and Real Estate, the Federal Reserve Board and the FDIC prior to the date of this Agreement were performed as of the dates described on Schedule 4.27 of the Johnson International Disclosure Schedule, and true, correct and complete copies of the reports of examination related thereto are maintained in JOHNSON BANK's examination files. If JOHNSON BANK or JOHNSON INTERNATIONAL were notified of any deficiencies as a result of said examinations or any prior examinations of JOHNSON BANK by the Illinois Office of Banks and Real Estate, the

Federal Reserve Board or the FDIC, JOHNSON BANK has taken action to correct each such deficiency, which action JOHNSON BANK to its Knowledge believes is to the satisfaction of the appropriate agency, and JOHNSON BANK has not received notice of any kind that such action is inadequate, and if any changes in operating methods or organization were required by reason of such examinations, or other examinations, such changes have been made.

         Section 4.28 JOHNSON BANK Facilities. All "alterations" (as such term is defined in ADA) to the business of JOHNSON BANK including, without limitation, automatic teller machines (collectively, the "JOHNSON BANK Facilities") undertaken after January 26, 1992 comply with ADA and ADAAG. Effective January 26, 1992, all plans and designs for new construction to be utilized by JOHNSON BANK comply with ADA and ADAAG. JOHNSON BANK warrants that there are no material investigations, proceedings, or complaints, formal or informal, pending or overtly threatened against JOHNSON BANK in connection with JOHNSON BANK Facilities under ADA, ADAAG, or any other local, state or federal law concerning accessibility for individuals with disabilities.

         Section 4.29    Material Adverse Changes. Except as disclosed in
Schedule 4.29 of the Johnson International Disclosure Schedule delivered on the date of execution of this Agreement, since December 31, 1998, there has been no material adverse change in the financial condition, results of operation or business of JOHNSON INTERNATIONAL (as it relates to JOHNSON BANK) or JOHNSON BANK, taken as a whole, other than any changes resulting primarily by reason of changes in banking laws or regulations, changes in the level of interest rates and changes in economic, financial or market conditions affecting the banking industry generally in the regions in which JOHNSON BANK operates.

         Section 4.30 Approvals. As of the date of this Agreement, neither JOHNSON INTERNATIONAL nor JOHNSON BANK knows of any reason why all Requisite Regulatory Approvals shall not be obtained.

         Section 4.31 Year 2000. JOHNSON INTERNATIONAL and/or JOHNSON BANK have conducted an inventory and/or investigation of any and all computer systems used or held for use by JOHNSON BANK and its affiliates in order to determine which parts are not Year 2000 Compliant and to estimate the cost of rendering such computer systems Year 2000 Compliant prior to January 1, 2000. A true and correct copy of any written report or other documentation resulting from such inventory and/or investigation has been provided to PRIVATE. JOHNSON INTERNATIONAL and/or JOHNSON BANK agrees to make available this documentation as well as all documentation relating to JOHNSON BANK, including but not limited to its project plan, test plans, test results and contingency plans to PRIVATE. Except as provided for in Schedule 4.31 of the Johnson International Disclosure Schedule, the computer systems of JOHNSON BANK and its affiliates are either Year 2000 Compliant or will be Year 2000 Compliant by the Closing Date, which specific indemnification right is separate and apart from any Article VIII indemnification rights relating to the representations and warranties of the parties (including this Section 4.31) and the indemnification amount for making such computer systems Year 2000 Compliant shall not exceed $100,000. JOHNSON INTERNATIONAL agrees to indemnify PRIVATE for all costs incurred in order to make JOHNSON BANK's computer systems Year 2000 Compliant after the

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Closing Date. JOHNSON BANK and its affiliates have made inquiries of and have received responses from their major suppliers and customers regarding Year 2000 issues. True and correct copies of any correspondence and/or agreement with any suppliers or customers relating to Year 2000 Compliance shall be made available to PRIVATE upon request. "Year 2000 Compliant" shall mean that computer applications used by the Seller and its affiliates will be able to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999.

         Section 4.32    Related Matters.

                  Section 4.32.1 Neither JOHNSON INTERNATIONAL nor JOHNSON BANK is aware of any existing facts that would constitute a defense for a third party to a tortious interference claim by PRIVATE if such third party attempts to interfere with the consummation of the transactions proposed pursuant hereto.

                  Section 4.32.2 Neither JOHNSON INTERNATIONAL nor JOHNSON BANK has any obligations under law or contract to seek other alternatives, transactions or bids involving a sale of JOHNSON BANK. Neither JOHNSON INTERNATIONAL nor JOHNSON BANK has any obligation under law or contract to seek a price for the shares of capital stock of JOHNSON BANK in excess of the price offered by PRIVATE pursuant hereto.

         Section 4.33 Brokerage Fees. JOHNSON INTERNATIONAL is not a party to, or obligated under, any agreement with any broker or finder relating to the transactions contemplated hereby other than with Keefe, Bruyette & Woods, Inc. Under no circumstances shall any fees, costs or other expenses be paid by JOHNSON BANK to Keefe, Bruyette & Woods, Inc., or any other broker or finder.

         Section 4.34 Investment Representations. JOHNSON INTERNATIONAL is acquiring the Subordinated Debt Note for its own account, for investment, and not with a view toward the resale or distribution thereof. JOHNSON INTERNATIONAL understands that it must bear the economic risk of such investment for an indefinite period of time because the sale and issuance of the Subordinated Debt Note has not been registered under the Securities Act or any applicable state securities laws, and may not be resold unless subsequently registered under the Securities Act and such other laws, or unless an exemption from such registration is available. JOHNSON INTERNATIONAL agrees that each certificate representing the Subordinated Debt Note (or, "Notes", should the Subordinated Note be transferred in part) will contain a restrictive legend restricting the sale, transfer or other disposition of the such Notes unless the offer and sale thereof are registered under the Securities Act and applicable state securities laws, or exemptions from such registration requirements are available, and in each case, unless the transfer procedures provided for in the Notes are satisfied. JOHNSON INTERNATIONAL further acknowledges that it has received copies of the Form S-1 Registration Statement filed with the SEC by PRIVATE in connection with its initial public offering of common stock, which was declared effective on June 30, 1999, and of PRIVATE's Quarterly Report on Form 10-Q for the period ended June 30, 1999, filed with the SEC on August 16, 1999, and that representatives of JOHNSON INTERNATIONAL have had the opportunity to ask questions of, and receive answers from, officers of PRIVATE with respect to the

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

business and financial condition of PRIVATE and to request any additional information it deems necessary to evaluate an investment in PRIVATE or to verify the information provided, and has obtained the information requested to the extent PRIVATE possesses such additional information or can acquire it without unreasonable effort or expense. JOHNSON INTERNATIONAL further represents that it is an "accredited investor," as such term is defined in Rule 501 of Regulation D of the SEC under the Securities Act, experienced in financial and investment affairs and capable of evaluating the merits and risks of an investment of this nature.

         Section 4.35 True and Complete Information. No representation or warranty made by JOHNSON INTERNATIONAL or JOHNSON BANK contained in this Agreement and no statement contained in the Johnson International Disclosure Schedule or any certificate delivered pursuant to this Agreement, whether heretofore furnished to PRIVATE or hereinafter required to be furnished to PRIVATE, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

ARTICLE 5  ADDITIONAL AGREEMENTS

         Section 5.1 Conduct of JOHNSON BANK's Business Pending Closing. During the period from the date of execution of this Agreement through Closing, JOHNSON INTERNATIONAL agrees to cause JOHNSON BANK to, and JOHNSON BANK agrees to, carry on its business in the ordinary course in substantially the manner in which heretofore conducted and in accordance with safe and sound banking practices, subject to changes in law applicable to all Illinois banks and Wisconsin bank holding companies and directives from regulators, and use reasonable efforts to preserve intact JOHNSON BANK's business organization, keep available the services of its officers and employees (other than terminations and resignations in the ordinary course of business and the transfers of employees from JOHNSON BANK to Affiliates of JOHNSON INTERNATIONAL as previously disclosed in writing to and agreed to by PRIVATE) and preserve JOHNSON BANK's relationship with customers, suppliers and others having business dealings with it, and, to these ends, will fulfill each of the following:

                  5.1.1 Use their respective best efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 6 hereof;

                  5.1.2 Request the prior written approval of PRIVATE (to which PRIVATE will respond within five (5) Business Days and which approval shall not be unreasonably withheld) of JOHNSON BANK's intention to make any capital expenditures, or commitments with respect thereto, except those in the ordinary course of business which do not exceed $10,000 individually or $100,000 in the aggregate;

                  5.1.3 Provide to PRIVATE any and all reports to the Board of Directors of JOHNSON BANK, including information regarding the amounts and categories of any Classified Credits;

                  5.1.4 Maintain JOHNSON BANK's books in accordance with generally accepted accounting principles;

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

                  5.1.5 Use their reasonable efforts to obtain (and to cooperate with PRIVATE in obtaining) any consent, authorization or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by any of them in connection with taking of any action contemplated hereby;

                  5.1.6 Use their reasonable efforts to maintain their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, and use their best efforts to maintain and keep in full force and effect all policies of insurance presently in effect, including the insurance of accounts with the FDIC;

                  5.1.7 Take all requisite action (including, without limitation, the making of claims and the giving of notices) pursuant to JOHNSON BANK's directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters known by JOHNSON BANK and JOHNSON INTERNATIONAL which reasonably give rise to a claim prior to the Closing Date;

                  5.1.8 Promptly advise PRIVATE orally and in writing of any event or series of events which has resulted in or is reasonably likely to result in a Material Adverse Effect on JOHNSON BANK or which may adversely affect the satisfaction of any condition precedent to the consummation of the Merger or the ability of JOHNSON INTERNATIONAL and JOHNSON BANK to perform their respective obligations hereunder; and

                  5.1.9 Advise PRIVATE orally and in writing prior to entering into, renewing or increasing any loan or credit commitment (including letters of credit) to, or investing or agreeing to invest in, any Person or modifying any of the material provisions or renewing or otherwise extending the maturity date of any existing loan or credit commitment: (i) with respect to new loans or credit commitments or the extension of the maturity date of any existing loan or credit commitment, to any Person in an amount in excess of $100,000 or in any amount which, when aggregated with any and all loans or credit commitments of JOHNSON BANK to such person or entity, would be in excess of $100,000; (ii) with respect to renewals or increases in any loan or credit commitment, to any Person in an amount in excess of $100,000; (iii) to any person other than in accordance with JOHNSON BANK's lending policies as in effect on the date hereof; or (iv) to any person or entity any of the loans or other extensions of credit to which or investments in which are on a "watch list" or similar internal report of JOHNSON BANK; provided, however, that nothing in this subsection shall prohibit JOHNSON BANK from honoring any contractual obligation, previously disclosed to PRIVATE, in existence on the date of this Agreement.

         Section 5.2 Negative Covenants of JOHNSON INTERNATIONAL and JOHNSON BANK. During the period from the date of execution of this Agreement through Closing, each of JOHNSON INTERNATIONAL and JOHNSON BANK agrees, jointly and severally (except to the extent PRIVATE shall otherwise consent in writing), that JOHNSON BANK shall not:

                  5.2.1 intentionally take any action that would result in any of the representations and warranties set forth in the Agreement becoming untrue in any material respect or in any of the conditions to Closing set forth in
Article 6 not being satisfied, except to the extent

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

such actions are undertaken in accordance with applicable law, regulation or at the direction of any regulatory authority;

                  5.2.2 issue, deliver or sell, authorize the issuance, delivery or sale of or purchase any shares of its capital stock or any class of securities convertible into capital stock, or rights, warrants or options to acquire its capital stock or increase or decrease the number of shares of capital stock by split-up, reclassification, reverse split, stock-dividend or change in par or stated value;

                  5.2.3 amend its charter, certificate of incorporation, articles of incorporation or bylaws, except as required by applicable law or by the terms of this Agreement;

                  5.2.4 acquire or agree to acquire by merging, consolidating with, or purchasing a substantial portion of the assets of, or in any other manner, any business of any person or otherwise acquire or agree to acquire any assets, other than assets not exceeding the limitations set forth in Section
5.1.2 above;

                  5.2.5 other than the Retained Assets, sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to JOHNSON BANK, except in the ordinary course of business consistent with prior practice;

                  5.2.6 incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of JOHNSON BANK or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice;

                  5.2.7 make or enter into a commitment to make any loan or other extension of credit to any JOHNSON BANK director, officer or employee except in accordance with practice or policy in existence on the date of this Agreement, or change the general lending, investment, liability management and other material policies concerning the banking business of JOHNSON BANK (other than as required by law);

                  5.2.8 except as otherwise required to correct a prior filing (in which case JOHNSON INTERNATIONAL will provide PRIVATE with prior notice of such correction), compromise or otherwise settle or adjust any assertion or claim of a deficiency in Taxes or file any appeal from an asserted deficiency except in a form previously approved by PRIVATE in writing or file or amend any Tax Return or report or make any Tax election or change any method or period of accounting unless required by generally accepted accounting principles or applicable law;

                  5.2.9 declare or pay any dividends on or make other distributions in respect of the Shares;

                  5.2.10 grant to any director, officer, or employee any increases in compensation or pay any bonuses (except in accordance with past practices or plans or agreements disclosed in Schedule 4.19 of the Johnson International Disclosure Schedule), make contributions to or under any Employee Plan or Benefit Arrangement (except in accordance with past practices or plans or agreements disclosed in Schedule 4.19 of the Johnson International Disclosure Schedule), adopt or amend any Employee Plan or Benefit Arrangement, or increase any severance or termination pay, enter into or amend any employment or severance agreement, or, without the prior written consent of PRIVATE, which consent shall not be unreasonably withheld, hire any new employee with a base salary in excess of $50,000 or if such hiring would cause the aggregate numbers of employees of JOHNSON BANK in any of the classifications set forth in Schedule
4.19 of the Johnson International Disclosure Schedule to exceed the number set forth for such classification for JOHNSON BANK in said Schedule 4.19 of the Johnson International Disclosure Schedule;

                  5.2.11 enter into any material lease, sub-lease or license with respect to any property, whether real or personal, or any other contract, agreement or commitment for goods or services which has a term of six (6) months after the date hereof and involves the payment by JOHNSON BANK of more than $25,000 in the aggregate;

                  5.2.12 adopt or amend in any material respect any collective bargaining, employee pension, profit-sharing, retirement, employee stock ownership, insurance, incentive compensation, severance, vacation, stock option, or other plan, agreement, trust, fund or arrangement for the benefit of employees, except as contemplated herein, except for such arrangements that affect JOHNSON INTERNATIONAL and its Affiliates generally, in which case JOHNSON INTERNATIONAL shall provide PRIVATE with prior written notice of such change; and

                  5.2.13 close or relocate the operations of any branch office location of JOHNSON BANK.

         Section 5.3 Conduct of PRIVATE. During the period from the date of execution of this Agreement through Closing, PRIVATE agrees (except to the extent JOHNSON INTERNATIONAL and JOHNSON BANK shall otherwise consent in writing) to use its best efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 6 hereof.

         Section 5.4     Access; Due Diligence; Data Processing; Trust Powers.

                  5.4.1 From the date of this Agreement until Closing, JOHNSON INTERNATIONAL and JOHNSON BANK shall, and JOHNSON INTERNATIONAL shall cause JOHNSON BANK to, after reasonable notice, (i) afford to PRIVATE, its counsel, employees, accountants and other representatives (collectively, the "Representatives") reasonable access, during regular business hours, to the offices, properties, contracts, books and records of JOHNSON BANK; (ii) make available to PRIVATE and its Representatives all personnel of JOHNSON BANK responsible for management of JOHNSON BANK, including observation of board and committee meetings (other than discussions concerning this Agreement and the transactions contemplated hereby and loan committee presentations concerning bona fide competing loan customer relationships); (iii) unless otherwise prohibited by law, make available to PRIVATE and its Representatives a copy of each report, schedule and other document filed or received by either them during such period with or from any regulatory authority or the Internal Revenue Service regarding JOHNSON BANK; and (iv) furnish such additional financial and operating data, including a copy

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

of each Filing, and other information, in each case relating to JOHNSON BANK, as PRIVATE shall from time to time reasonably request. JOHNSON BANK shall give reasonable notice to PRIVATE of board meetings and, if known, the agenda and board materials for or business to be discussed at such meetings. All information obtained by PRIVATE at such meetings shall be treated in confidence pursuant to Section 5.4.2 hereof.

                  5.4.2 Any information furnished by one party to the other and its Representatives pursuant hereto shall be treated as the sole property of such party and, if the Transaction shall not occur, the receiving party and its Representatives shall return to such party all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. Each party and its Representatives shall keep confidential all such information and shall not use such information for any competitive or other commercial purpose. The obligation to keep such confidential or proprietary information confidential shall continue for two years from the date the proposed Transaction is abandoned and shall not apply to (i) any information which (A) was then generally known to the public,
(B) was already lawfully in a party's possession, (C) became known to the public through no fault of a party or its Representatives, (D) was disclosed to a party by a third party not bound by an obligation of confidentiality, and (E) was then or later known to the banking industry in general; and (ii) disclosures required to be made to third parties in accordance with this Agreement, any law, regulation or order of a court or regulatory agency of competent jurisdiction or authority or information included in publicly available Filings. JOHNSON INTERNATIONAL agrees that neither it nor any of its Representatives will purchase or sell any shares of Common Stock of PRIVATE so long as any of them possesses confidential or proprietary information about PRIVATE which the Representatives are obligated to keep confidential under this Section 5.4.2.

                  5.4.3 JOHNSON INTERNATIONAL and JOHNSON BANK will provide to PRIVATE, as soon as available or immediately upon request, (i) the report of management of JOHNSON BANK and any JOHNSON BANK Subsidiary to the Board of Directors of JOHNSON BANK for the prior month including delinquency schedules, additions to loan loss reserves, minutes of all meetings of the Board of Directors of JOHNSON BANK and each committee thereof and (ii) monthly balance sheet and the related statements of income for the one-month period then ended prepared by JOHNSON BANK and certified to as accurate and complete by the controller of JOHNSON INTERNATIONAL. JOHNSON INTERNATIONAL and JOHNSON BANK will also promptly deliver to PRIVATE copies of all material reports filed with the FDIC, Federal Reserve Board, the Illinois Office of Banks and Real Estate or any other regulatory agency relating to JOHNSON BANK. JOHNSON INTERNATIONAL and JOHNSON BANK will further provide to PRIVATE on a monthly basis a listing of all Retained Loans and a description of outstanding balances, interest earned for the prior month and any related charge-offs with respect thereto.

                  5.4.4 JOHNSON INTERNATIONAL and JOHNSON BANK shall update the Johnson International Disclosure Schedule immediately upon the occurrence of an event that would result in any material change in the Johnson International Disclosures Schedule and at Closing by written notice to PRIVATE to reflect any matters which have occurred from and after the date hereof which, if existing on the date thereof, would have been required to be described therein; provided, however, that no such update shall adversely affect the rights of PRIVATE to assert the conditions to its obligation to consummate the Transaction, and any and all changes contained in any such update shall be considered in determining whether such conditions have been satisfied; provided, further, that JOHNSON INTERNATIONAL shall provide PRIVATE with written notice from time to time immediately after JOHNSON INTERNATIONAL or JOHNSON BANK learn of an event that would result in a material change in the Johnson International Disclosure Schedule.

                  5.4.5 During the period from the date of execution of this Agreement through the Closing Date, JOHNSON INTERNATIONAL and JOHNSON BANK shall cooperate and work with PRIVATE to facilitate, support and promote the prompt transfer and conversion (the "Conversion") of JOHNSON BANK's master customer information files ("MCIFs") to PRIVATE's systems and the establishing of PRIVATE's operating systems and practices with regard to such MCIFs prior to the Closing Date. Such tasks include, but are not limited to, providing PRIVATE with updated cartridges, reports, and other items as are necessary to complete the Conversion process and related testing procedures; provided, however, that no such task shall require the payment of JOHNSON BANK of more than a de minimis sum. Within ninety (90) calendar days subsequent to the date hereof, JOHNSON INTERNATIONAL and JOHNSON BANK shall provide PRIVATE with initial computer cartridge reports and related documentation of JOHNSON BANK's MCIFs, and if requested by PRIVATE, in a format acceptable to PRIVATE at PRIVATE's expense (other than de minimis amounts to be paid by JOHNSON BANK). JOHNSON INTERNATIONAL and JOHNSON BANK agree to reasonably cooperate with PRIVATE in resolving any Conversion- related issues arising from the Conversion for a period of sixty (60) calendar days following the date that the Conversion is completed; provided, further, that in the event such data processing conversion is not completed on the Closing Date, the parties shall execute a mutually acceptable servicing agreement, whereby JOHNSON INTERNATIONAL shall provide data processing services (i.e., management, computer, record-keeping, data capture and information retrieval services) for JOHNSON BANK for a period commencing on the Closing Date and ending on December 31, 2000, or such earlier date as agreed upon by the parties.

                  5.4.6 JOHNSON INTERNATIONAL and JOHNSON BANK agree to reasonably cooperate with PRIVATE in resolving any issues relating to the serving of trust accounts held by JOHNSON BANK; provided, further, that in the event PRIVATE desires to have an Affiliate of JOHNSON INTERNATIONAL service the trust accounts, JOHNSON INTERNATIONAL shall cooperate with PRIVATE in executing an acceptable trust servicing agreement. Notwithstanding the foregoing, JOHNSON INTERNATIONAL's obligation to provide data processing services for PRIVATEBANK trust customers will not extend after April 30, 2000.

         Section 5.5 Consents. Each of the parties hereto shall use its best efforts to obtain at the earliest practicable date and prior to Closing all consents of all third parties and Governmental Entities necessary for the consummation of the transactions contemplated hereby and will provide to the other party copies of each consent promptly after it is obtained.

         Section 5.6 Publicity. No press releases shall be issued, nor shall the terms of this Agreement be disclosed to third parties other than the parties Representatives, without the mutual consent of JOHNSON INTERNATIONAL and PRIVATE or as required by law or SEC regulation; provided, that, JOHNSON INTERNATIONAL and/or PRIVATE may disclose the terms of the

Agreement to its investment bankers, and such other individuals who have a specific need to know such terms in connection with the Transaction.

         Section 5.7     Taking of Necessary Regulatory Action; SEC Reporting.

                  5.7.1 As promptly as practicable (but in no event later than thirty (30) days) after the date of execution of this Agreement, PRIVATE shall prepare and file all applications required, necessary or desirable to obtain the Requisite Regulatory Approvals. PRIVATE will keep JOHNSON INTERNATIONAL and JOHNSON BANK apprised of the status of matters relating to the procurement of the Requisite Regulatory Approvals and shall furnish JOHNSON INTERNATIONAL and JOHNSON BANK with copies of any such filing (other than information filed as confidential) as soon as practicable of any such filing. JOHNSON INTERNATIONAL and JOHNSON BANK shall use their reasonable best efforts to supply all necessary and appropriate information with respect to such Requisite Regulatory Approvals and shall otherwise cooperate with PRIVATE in obtaining such Requisite Regulatory Approvals. In addition, JOHNSON INTERNATIONAL and JOHNSON BANK shall use their reasonable best efforts to provide PRIVATE with such financial statements, financial and other information with respect to JOHNSON BANK to permit PRIVATE to fulfill its reporting obligations with respect to the Transaction, including, if necessary, providing separate audited financial statements for JOHNSON BANK for such years and/or periods required by the rules and regulations of the SEC or other regulatory agency. Any such financial statements, audit reports and other information shall be prepared in the form and content required by the rules and regulations of the applicable agency and shall contain audit reports and consents of accountants required by the applicable agency for the required years and periods. JOHNSON INTERNATIONAL shall hire Arthur Andersen - Milwaukee to prepare such financial statements and other financial information necessary under this Section 5.7.1. JOHNSON BANK shall pay all costs incurred in obtaining such financial statements and other financial information and PRIVATE shall promptly reimburse for same, provided, however, JOHNSON INTERNATIONAL shall update PRIVATE as to the cost incurred as often as is practicable.

                  5.7.2 Subject to the terms and conditions of this Agreement, each of the parties hereto agrees, subject to applicable laws, to use its reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, without limitation, the prompt delivery of any certificate or other document reasonably requested by counsel to a party to this Agreement. Without limiting the foregoing, JOHNSON INTERNATIONAL and JOHNSON BANK will cooperate with PRIVATE to obtain all consents of Government Entities necessary or, in the reasonable opinion of JOHNSON INTERNATIONAL, JOHNSON BANK or PRIVATE, advisable for the consummation of the transactions contemplated by this Agreement. In case at any time after Closing any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest PRIVATE with full title to all properties, assets, rights, approvals, immunities and franchises of JOHNSON BANK, the proper officers or directors of JOHNSON INTERNATIONAL and JOHNSON BANK, as the case may be, shall take all such necessary action.

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

                  5.7.3  Prior to the Closing, other than as disclosed in
Schedule 5.7.3 of the Johnson International Disclosure Schedule, (a) JOHNSON BANK shall pay and discharge all amounts of intercompany indebtedness owed by JOHNSON BANK to JOHNSON INTERNATIONAL or any of its Subsidiaries; and (b) JOHNSON INTERNATIONAL shall pay and discharge (or cause to be paid and discharged) all amounts of intercompany indebtedness owed by JOHNSON INTERNATIONAL or any JOHNSON INTERNATIONAL Subsidiaries to JOHNSON BANK.

                  5.7.4 Other than as expressly contemplated by this Agreement, JOHNSON INTERNATIONAL at its option, after consultation with PRIVATE in good faith, may terminate or cause each of its Affiliates to terminate, effective at or prior to Closing, in accordance with their terms, any and all agreements then in effect as between JOHNSON BANK and JOHNSON INTERNATIONAL or any Affiliate of JOHNSON INTERNATIONAL or any predecessor thereof, and all rights under any such agreement shall terminate and all liabilities under any such agreement shall be paid and discharged in accordance with the provisions of Section 5.7.3. Notwithstanding the foregoing, the parties shall enter into a mutually satisfactory arrangement with respect to assets on the books of JOHNSON BANK that are currently being serviced by JOHNSON INTERNATIONAL or its Affiliates.

         Section 5.8 Expenses. Except as specifically set forth herein, whether or not the transactions contemplated hereunder are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same.

         Section 5.9     Notification of Certain Events.

                  5.9.1 JOHNSON INTERNATIONAL and JOHNSON BANK shall provide to PRIVATE, as soon as practicable, written notice of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Sections 6.1 and 6.2, which notice shall provide reasonable detail as to the subject matter thereof.

                  5.9.2 PRIVATE shall provide to JOHNSON INTERNATIONAL or JOHNSON BANK as soon as practicable written notice of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Section 6.1 or 6.3, which notice shall provide reasonable detail as to the subject matter thereof.

                  5.9.3 JOHNSON INTERNATIONAL and JOHNSON BANK shall promptly advise PRIVATE in writing of any change or event which could reasonably be expected to have a Material Adverse Effect on JOHNSON BANK.

                  5.9.4 PRIVATE shall promptly advise JOHNSON INTERNATIONAL or JOHNSON BANK in writing of any changes or event which could reasonably be expected to have a Material Adverse Effect on PRIVATE.

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

         Section 5.10 Sharing of Data. JOHNSON INTERNATIONAL shall have the right following Closing to have reasonable access to such books, records and accounts, including financial and Tax information, correspondence, production records, employment records and other similar information as are transferred to PRIVATE pursuant to the terms of this Agreement for the purposes of concluding its involvement in the business of JOHNSON BANK and for complying with its obligations under applicable securities, Tax, environmental, employment or other laws and regulations. PRIVATE shall have the right following Closing to have reasonable access to those books, records and accounts, including financial and Tax information, correspondence, production records, employment records and other records which are retained by JOHNSON INTERNATIONAL pursuant to the terms of this Agreement to the extent that any of the foregoing relates to the business transferred to PRIVATE hereunder or is otherwise needed by PRIVATE in order to comply with its obligations under applicable securities, Tax, environmental, employment or other laws and regulations.

         Section 5.11 Covenant Not to Compete. From and after the Closing Date and continuing until the third anniversary thereof:

                  5.11.1 Except as specifically contemplated by this Agreement, and except as set forth in Section 5.11.2 and 5.11.3, JOHNSON INTERNATIONAL shall not, and shall not permit any of its Subsidiaries, currently existing or yet to be organized, to: (a) solicit or hire any employee of JOHNSON BANK, (b) solicit loans or other banking products or services, including securities brokerage, insurance and trust and investment management services (except as set forth below), to any customers of JOHNSON BANK, or (c) establish a de novo bank or branch or facility of an existing bank or other financial institution located anywhere within 25 miles of Lake Forest, Illinois, excluding the State of Wisconsin;

                  5.11.2 JOHNSON INTERNATIONAL, directly or indirectly, may continue to offer insurance products to JOHNSON BANK customers who have purchased insurance products prior to the Closing Date; and

                  5.11.3 JOHNSON INTERNATIONAL, directly or indirectly, may continue to solicit investment management services, which are unrelated to trust relationships, from customers of JOHNSON BANK.

         Section 5.12    Employee Matters.

                  5.12.1 The employment of the employees of JOHNSON BANK who continue as employees of PRIVATE after the Closing Date (the "Closing Date Employees") shall be pursuant to the employment policies and practices of PRIVATE. PRIVATE shall pay, discharge, and be responsible for all salary, wages, claims and employee benefits arising out of or related to such employment from and after the Closing Date. JOHNSON INTERNATIONAL and its Affiliates shall pay, discharge and be responsible for all salary, wages, claims and employee benefits relating to the employment of the Closing Date Employees before the Closing Date (including, but not limited to, accrued vacation or holiday pay payable in lieu of time off or which may be carried over to future periods, annual or long-term incentive programs, pension, profit sharing and savings plans, non-

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qualified deferred compensation plan and group health plan, including group health plan continuation coverage pursuant to Code Section 4980B(f) arising under JOHNSON INTERNATIONAL's Employee Plans and Benefit Arrangements, including claims incurred prior to the Closing Date but reported thereafter), to the extent that the liability for such salary, wages, claims and employee benefits were not paid or accrued on the Financial Statements as of the Closing Date. PRIVATE shall not be required to provide any benefits to, or assume any liability with respect to, any former employee of JOHNSON BANK whose employment terminated prior to the Closing Date or to any employee of JOHNSON BANK who, as of the Closing Date, is on long term disability or other leave of absence.
Schedule 5.12.1 lists those employees who are on short or long term disability or other leave of absence as of the date hereof. This Schedule 5.12.1 will be updated as of the Closing Date.

                  5.12.2 Prior to the Closing, JOHNSON INTERNATIONAL, JOHNSON BANK and their Affiliates shall take such action with respect to the Employee Plans and Benefit Arrangements to provide that the Closing Date Employees will cease to be active participants or accrue benefits under the Employee Plans and Benefit Arrangements as of the Closing Date. By the Closing Date, all Closing Date Employees will be fully vested by JOHNSON INTERNATIONAL in its current 401(k) Plan. As soon as practicable after Closing, PRIVATE shall permit the Closing Date Employees to participate in PRIVATE's group hospitalization, medical, life and disability insurance plans on the same terms and conditions as applicable to comparable employees of PRIVATE. In connection therewith, PRIVATE shall, to such extent practicable, cause to be waived any waiting period or preexisting condition restriction otherwise applicable under any such plan to the extent that such period is longer or such restriction imposes a greater limitation than the period or restriction imposed under similar JOHNSON INTERNATIONAL Employee Plans, and shall give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred, amounts paid by and amounts reimbursed to the Closing Date Employees with respect to similar JOHNSON INTERNATIONAL Employee Plans, which PRIVATE has in place, immediately prior to the Closing Date. As soon as practicable after the Closing Date, PRIVATE shall permit the Closing Date Employees to participate in PRIVATE's 401(k) plan, on the same terms and conditions as employees of PRIVATE, giving effect to years of service with JOHNSON BANK or any Affiliate of JOHNSON BANK as if such service were with PRIVATE, for purposes of eligibility to participate and vesting, but not for benefit accrual purposes. With respect to JOHNSON BANK's Employee Benefit Plans, JOHNSON INTERNATIONAL shall retain all liability for the benefits of employees of JOHNSON BANK up to the Closing Date and PRIVATE shall assume no such liability. Prior to the Closing Date, JOHNSON INTERNATIONAL and JOHNSON BANK shall terminate and cause to be of no further force and effect from and after the Closing Date any and all Employee Plans or Benefit Arrangements which provide for the payment of separation or severance pay or benefits to any Closing Date Employee. JOHNSON INTERNATIONAL and JOHNSON BANK also agree to take such action as PRIVATE may reasonably request prior to the Closing Date to ensure that Closing Date Employees cease to participate in the Employee Plans and Benefit Arrangements as may be required to effect the provisions of this Section 5.12, which actions may include, but need not be limited to, amendments to cease the accrual of any benefits thereunder as of the Closing Date.

                  5.12.3 Nothing in this Section 5.12 is intended, nor shall it be construed, to confer any express or implied third party beneficiary rights in any person including present or former employees of JOHNSON BANK, the Employees, and any beneficiaries or dependents thereof, other than JOHNSON INTERNATIONAL or JOHNSON BANK.

         Section 5.13 Use of Name. On and after the Closing Date, PRIVATE shall change the name of JOHNSON BANK and PRIVATE shall have no right to continue to use the name "JOHNSON INTERNATIONAL," or any derivations thereof, or "JOHNSON BANK ILLINOIS."

         Section 5.14    Tax Matters.

                  5.14.1 Neither PRIVATE nor JOHNSON INTERNATIONAL will take a position with any federal, state or local taxing authority contrary to any of the terms and provisions of this Agreement.

                  5.14.2 Notwithstanding anything herein to the contrary, JOHNSON INTERNATIONAL shall have no liability under this Agreement in respect of Taxes of JOHNSON BANK attributable to any action of PRIVATE or JOHNSON BANK that occurs after the Closing.

                  5.14.3 Any agreement between JOHNSON BANK and JOHNSON INTERNATIONAL regarding allocation or payment of Taxes or amounts in lieu of Taxes shall be deemed terminated at and as of the Closing and will have no further effect for any taxable year (whether current, future, or past).

                  5.14.4 JOHNSON INTERNATIONAL will be responsible for the preparation and filing of all Tax Returns for JOHNSON BANK with respect to any period ending on or before the Closing Date, including but not limited to Tax Returns for a period ending on or before the Closing Date which are due after the Closing Date. JOHNSON INTERNATIONAL will pay all Taxes required with respect to any such Tax Returns and will indemnify PRIVATE and JOHNSON BANK for all such Taxes and any adjustments thereto.

                  5.14.5 PRIVATE will be responsible for the preparation and filing of all income Tax Returns for JOHNSON BANK for all periods as to which income Tax Returns are due for periods ending after the Closing Date (other than for Taxes with respect to periods for which the consolidated, unitary, and combined income Tax Returns of JOHNSON INTERNATIONAL will include the operations of JOHNSON BANK). PRIVATE will be solely liable for and solely responsible to pay all Taxes and other payments required with respect to any such income Tax Returns; provided, however, that JOHNSON INTERNATIONAL will reimburse PRIVATE concurrently therewith to the extent any payment PRIVATE is making relates to the operations of JOHNSON BANK for any period on or before the Closing Date; provided further however, that refunds of Taxes attributable to a period for which JOHNSON INTERNATIONAL is responsible to file Tax Returns and pay Taxes shall be the property of JOHNSON INTERNATIONAL and PRIVATE will reimburse JOHNSON INTERNATIONAL for any such refund when, and to the extent, such refund is paid to PRIVATE or its Subsidiaries, provided further, however, that to the extent such refund is attributable to the carryback of an item from a period ending after the Closing

Date, such refund shall be the property of PRIVATE, and JOHNSON INTERNATIONAL and its Subsidiaries will reimburse PRIVATE when, and to the extent, such refund is paid to JOHNSON INTERNATIONAL or its Subsidiaries. The income of JOHNSON BANK will be determined for the period up to and including the Closing Date by closing the books of JOHNSON BANK as of the Closing Date.

                  5.14.6 The term "period" as used in this Section 5.14 means any period of time under applicable law with respect to which a Tax liability arises.

                  5.14.7 JOHNSON INTERNATIONAL agrees to indemnify PRIVATE from and against the entirety of any Losses PRIVATE may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of any of JOHNSON BANK and its Subsidiaries for Taxes of any Person other than any of JOHNSON BANK and its Subsidiaries relating to all periods (x) ending on or prior to the Closing Date, or (y) that include the Closing Date, but only as regards the consolidated federal income Tax Return for the Affiliated Group, (i) under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or
(iv) otherwise.

                  5.14.8 (i)     At least 10 days prior to the Closing Date,
JOHNSON INTERNATIONAL will prepare and deliver to PRIVATE (A) a calculation of JOHNSON BANK'S portion of the JOHNSON INTERNATIONAL consolidated group's federal income tax liability for the period which includes the Closing Date and JOHNSON BANK'S Illinois income tax liability for the period ending on the Closing Date (the "Preliminary Tax Calculation") and (B) a schedule of all amounts previously paid to Tax authorities or distributed or paid by JOHNSON BANK to JOHNSON INTERNATIONAL or its Affiliates with respect to such taxes for such period (the "Tax Distributions/Payments"). JOHNSON INTERNATIONAL will prepare such Preliminary Tax Calculation on a basis consistent with the determination of JOHNSON BANK'S portion of the consolidated federal income Tax liability under the tax sharing agreement and Illinois income Tax liability under the tax sharing agreement and Illinois income Tax liability for prior tax periods. If PRIVATE agrees with the amounts of the Preliminary Tax Calculation and the Tax Distributions/Payments, JOHNSON BANK will pay to JOHNSON INTERNATIONAL prior to Closing the amount of such Preliminary Tax Calculation less the amount of the Tax Distributions/Payments made on behalf of JOHNSON BANK.

                         (ii)    Within 30 days prior to (a) the due date
(including any timely filed extensions) of JOHNSON INTERNATIONAL'S consolidated federal income tax return with respect to federal income Tax, and
(b) the due date (including any timely filed extensions) of JOHNSON BANK'S Illinois income tax return with respect to Illinois income Tax, JOHNSON INTERNATIONAL will provide to PRIVATE JOHNSON BANK'S tax return workpapers, any consolidation schedules for JOHNSON INTERNATIONAL'S consolidated tax return and a copy of JOHNSON BANK'S proposed Illinois income Tax Return for the period ending on the Closing Date, together with its calculation of (i) JOHNSON BANK'S portion of the JOHNSON INTERNATIONAL consolidated group's federal income tax liability for the period which includes the Closing Date and (ii) JOHNSON BANK'S Illinois income tax liability for the period ending on the Closing Date, in both cases prepared on a basis consistent with the determination of JOHNSON BANK'S portion of the

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

consolidated federal income tax liability under the tax sharing agreement and Illinois income tax liability for prior tax periods (the "Final Tax Proposal").

                         (iii)   If PRIVATE in its sole discretion has any
objections to the Final Tax Proposal, it will deliver a detailed statement describing its objections to JOHNSON INTERNATIONAL within 10 days after receiving the Final Tax Proposal. PRIVATE and JOHNSON INTERNATIONAL will use reasonable efforts to resolve any such objections themselves. If the Parties do not obtain a final resolution within 5 days after JOHNSON INTERNATIONAL has received the statement of objections, however, JOHNSON INTERNATIONAL and PRIVATE will submit the appropriate workpapers, objections and other documents to KPMG and KPMG shall make its determination as to whether the Final Tax Proposal shall be adjusted to reflect PRIVATE'S objections and the amounts of any such adjustments to the Final Tax Proposal. The determination by KPMG will be set forth in writing and will be final, conclusive and binding upon the parties. Such determination of KPMG (or, if PRIVATE does not timely deliver any objections to the Final Tax Proposal, then the Final Tax Proposal itself) shall be the "Final Tax Calculation."

                         (iv)    In the event the Parties submit any unresolved
objections to KPMG for resolution as provided in (iii) above, PRIVATE and JOHNSON INTERNATIONAL will share equally the responsibility for the fees and expenses of KPMG.

                         (v)     JOHNSON INTERNATIONAL will make the workpapers
and back-up materials used in preparing the Preliminary Tax Calculation and the Final Tax Proposal, and the books and records relating to the calculations necessary in this Section 5.14.8 of JOHNSON INTERNATIONAL available to PRIVATE and their accountants and other representatives at reasonable times and upon reasonable notice at any time during (A) the preparation by JOHNSON INTERNATIONAL of the Preliminary Tax Calculation and the Final Tax Proposal, (B) the review by PRIVATE of the Preliminary Tax Calculation and the Final Tax Proposal, and (C) the resolution by the parties of any objections thereto.

                         (vi)    If the Final Tax Calculation exceeds the
Preliminary Tax Calculation, PRIVATE will pay to JOHNSON INTERNATIONAL an amount equal to such excess by wire transfer or delivery of other immediately available funds within three business days after the date on which the Final Tax Calculation is determined; provided, however, that such payment shall be reduced to the extent that it would cause Stockholder's Equity of JOHNSON BANK to be less than the amount required by Section 6.2.7 of this Agreement if such payment were made immediately prior to the Closing Date.

                         (vii)   If the Final Tax Calculation is less than the
Preliminary Tax Calculation, JOHNSON INTERNATIONAL will pay to PRIVATE as a refund of purchase price an amount equal to such deficiency by wire transfer or delivery of other immediately available funds within three business days after the date on which the Final Tax Calculation is determined.

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

         Section 5.15    Certain Actions.

                  5.15.1 Neither JOHNSON INTERNATIONAL nor JOHNSON BANK
(i) shall solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to an Alternative Transaction (as defined below) or a potential Alternative Transaction with respect to JOHNSON BANK or (ii) shall (A) solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate any inquiry or proposal, or (B) enter into any agreement, arrangement, or understanding (whether written or oral), regarding any proposal or transaction providing for or requiring JOHNSON INTERNATIONAL or JOHNSON BANK to abandon, terminate or fail to consummate this Agreement, or compensating JOHNSON INTERNATIONAL or JOHNSON BANK under any of the instances described in this clause. JOHNSON INTERNATIONAL and JOHNSON BANK shall immediately instruct and otherwise use their respective best efforts to cause their respective directors, officers, employees, agents, advisors (including, without limitation, any investment banker, attorney, or accountant retained by it), consultants and other representatives to comply with such prohibitions. JOHNSON INTERNATIONAL and JOHNSON BANK shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to such activities.

                  5.15.2 "Alternative Transaction" shall, with respect to JOHNSON BANK, mean any of the following, other than the Transaction: (i) a merger or consolidation, or any similar transaction of any company with either JOHNSON BANK or any significant subsidiary (as defined in Rule 1.2 of
Regulation S-X of the SEC) (a "Significant Subsidiary") of JOHNSON BANK, (ii) a purchase, lease or other acquisition of all or substantially all the assets of either JOHNSON BANK or any Significant Subsidiary of JOHNSON BANK, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing 10% or more of the voting power of either JOHNSON BANK or any Significant Subsidiary of JOHNSON BANK, but excluding the acquisition of beneficial ownership by any employee benefit plan maintained or sponsored by JOHNSON BANK, or (iv) the filing of an application or notice with the Federal Reserve Board, the FDIC, or any other federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through
(iii) above.

                  5.15.3 In the event JOHNSON INTERNATIONAL or JOHNSON BANK solicit, initiate, participate in discussions of, or encourage any Alternative Transaction, JOHNSON INTERNATIONAL shall promptly pay PRIVATE upon demand $600,000 in recognition of its efforts made, expenses incurred and other business opportunities not pursued while attempting to accomplish the Transaction.

                  5.15.4 If this Agreement is terminated by JOHNSON INTERNATIONAL pursuant to Section 7.1.3 or Section 7.1.4, PRIVATE shall pay JOHNSON INTERNATIONAL upon demand $600,000 in recognition of its efforts made, expenses incurred and other business opportunities not pursued while attempting to accomplish the Transaction.

         Section 5.16 Title to Real Estate. No later than ten (10) days prior to the Closing Date, JOHNSON BANK, at its own expense, shall obtain and deliver to PRIVATE, with respect to all real estate owned by or leased to JOHNSON BANK an owner's, or tenants, preliminary report of title covering a date no more than ten (10) days prior to the date thereof issued by a title insurance company as is reasonably acceptable to PRIVATE, showing fee simple title in JOHNSON BANK in such real estate or the appropriate leasehold interest of JOHNSON BANK subject only to (i) the standard exceptions to title customarily contained in a policy on ALTA 1970 Owner's Form B; (ii) liens of current state and local property taxes which are not delinquent or subject to penalty; and (iii) other liens, encumbrances, restrictions and conditions of record that do not materially adversely affect the value or use of such real estate. In addition, JOHNSON INTERNATIONAL shall provide and deliver to PRIVATE, as of the Closing Date an Estoppel Certificate (in a form standard to the industry) from the Landlords of the properties under lease to JOHNSON BANK in Wilmette, Illinois and Lake Forest, Illinois.

         Section 5.17 Participations. PRIVATEBANK shall have the option to repurchase any and all loans or credits which JOHNSON BANK have participated to other financial institutions. In addition, PRIVATEBANK shall have the option to repurchase certain, as set forth in Schedule 5.17 of the Johnson International Disclosure Schedule, loans or credits which JOHNSON BANK have participated to any JOHNSON INTERNATIONAL Affiliate. Any such loans or credits repurchased by PRIVATEBANK shall be repurchased at their then current book value.

         Section 5.18 Merger of JOHNSON BANK with and into PRIVATEBANK. PRIVATE, JOHNSON INTERNATIONAL and JOHNSON BANK shall take all actions necessary to permit JOHNSON BANK to merge with and into PRIVATEBANK, or to undergo any other extraordinary corporate action deemed appropriate by PRIVATE, upon the consummation of the Transaction, including, but not limited to, all necessary corporate approvals, and the filing of any and all applications with the appropriate regulatory authorities, in all cases conditioned upon the prior Closing of the Transaction. Any expenses incurred as a result of actions taken pursuant to this Section 5.18 shall be paid by PRIVATE.

         Section 5.19 Retained Loans. JOHNSON INTERNATIONAL, through a JOHNSON INTERNATIONAL Affiliate, shall retain certain loans of JOHNSON BANK set forth on Schedule 1A. In addition, PRIVATEBANK shall have the right to purchase participations in certain loans held by a JOHNSON INTERNATIONAL Affiliate, in an amount equal to the loans retained by JOHNSON INTERNATIONAL set forth on
Schedule 1A, the specific loans to be purchased by PRIVATEBANK shall be reasonably agreeable to the parties, provided, further, the purchase price of such loans purchased and sold pursuant to this Section 5.19 shall be the book value of the loans as determined by the parties hereto on the Closing Date. The loan participations to be purchased by PRIVATEBANK pursuant to this
Section 5.19, or their replacements, shall have average aggregate outstanding balances equal to such book value amount for not less than two (2) years. The parties shall work together to maintain and promote the customer relationships involved with such loans.

         Section 5.20 Additional Loan Participations. JOHNSON INTERNATIONAL, through a JOHNSON INTERNATIONAL Affiliate, shall sell, and PRIVATEBANK shall have the right to purchase, Three Million Dollars ($3,000,000) in additional loan participations, such participations to be reasonably agreeable to the parties. Such participations, or their replacements, shall have average aggregate outstanding balances for not less than one (1) year.

         Section 5.21 Certain Credits. JOHNSON INTERNATIONAL shall retain certain other loans in such a manner as described in Section 5.19 which are specifically identified by the parties prior to Closing.

         Section 5.22 Brokerage/Trust Customers. Any and all customers of JOHNSON BANK which at the Closing Date have accounts with JOHNSON BANK, or a JOHNSON INTERNATIONAL Affiliate, for investment brokerage and/or trust services shall, as of the Closing Date, become customers of PRIVATE and/or PRIVATEBANK for such services. JOHNSON BANK and/or JOHNSON INTERNATIONAL shall take any and all actions necessary to assist in the transfer of such customers to PRIVATE.

         Section 5.23 Termination of Agreements. JOHNSON INTERNATIONAL shall, upon PRIVATE's request, take all actions necessary to terminate any and all agreements between JOHNSON BANK and JOHNSON INTERNATIONAL and/or a JOHNSON INTERNATIONAL Affiliate, such terminations of any agreements shall not result in any expense to either JOHNSON BANK or PRIVATE.

         Section 5.24 Best Efforts. PRIVATE and JOHNSON INTERNATIONAL shall use their reasonable best efforts to close the Transaction by December 31, 1999 (subject to Year 2000 considerations).

ARTICLE 6  CONDITIONS PRECEDENT TO CLOSING

         Section 6.1 Conditions to the Parties' Obligations. The obligations of all the parties to this Agreement to effect the Transaction shall be subject to the fulfillment at the Closing Date of the following conditions (any one or more of which can be waived by all of the parties, but only in writing):

                  6.1.1 All material permits, approvals and consents required to be obtained, and all waiting periods required to expire, prior to the consummation of the transactions contemplated in this Agreement under the applicable federal laws of the United States or applicable laws of any state or local licensing authority having jurisdiction over the transactions contemplated in this Agreement shall have been obtained (and, with respect to PRIVATE's rights hereunder only, shall not contain any non-standard term) or shall have expired, as the case may be (all such permits, approvals and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals").

                  6.1.2 There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, by any Governmental Entity which makes the consummation of the transactions contemplated by this

 Agreement, by any Governmental Entity which makes the consummation of the transactions contemplated by this Agreement illegal.

                  6.1.3 No legal, administrative, arbitration, investigatory or other proceeding shall have been instituted by any Governmental Entity and remain pending to restrain or prohibit the transactions contemplated hereby.

                  6.1.4 No decision of any federal, state or foreign court awarding substantial damages or penalty against any of the parties or affiliates thereof in connection with the Transaction shall have been rendered, and no action or proceeding before any such court seeking such damages or penalty or a preliminary or permanent injunction or other order to prevent the consummation of the Merger shall be pending.

         Section 6.2 Conditions to PRIVATE's Obligations. The obligations of PRIVATE to effect the transactions contemplated under this Agreement shall be subject to the fulfillment at the Effective Date of the following conditions (any one or more of which can be waived by PRIVATE, but only in writing):

                  6.2.1 Except as otherwise provided in this Section 6.2, (a) the representations and warranties of JOHNSON INTERNATIONAL and JOHNSON BANK contained in Article 4 shall have been true in all material respects on the date of this Agreement and shall be true in all material respects as of Closing as though made at and as of Closing (other than Section 4.26); (b) JOHNSON INTERNATIONAL and JOHNSON BANK shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at Closing (provided, however, with respect to any agreement and/or covenant in this Agreement containing a materiality provision, such agreement and/or representation must be performed or complied with in all respects); (c) except as provided in any Johnson International Disclosure Schedule delivered on or prior to the date of this Agreement, during the period from December 31, 1998 to the Closing Date, there shall not have occurred any material adverse change in the business, assets, prospects, properties, financial condition or results of operations of JOHNSON BANK and any JOHNSON BANK Subsidiaries; (d) none of the events or conditions entitling PRIVATE to terminate this Agreement under Article 6 shall have occurred and be continuing; and (e) JOHNSON INTERNATIONAL and JOHNSON BANK shall each have delivered to PRIVATE a certificate dated the date of Closing and signed by an authorized officer to the effect set forth in subsections 6.2.1
(a), (b), (c) and (d).

                  6.2.2 Any material consent, approval, waiver, exemption, amendment and authorization required to be obtained by JOHNSON INTERNATIONAL or JOHNSON BANK prior to the Closing Date shall have been obtained at or prior to the Closing Date, and all filings, registrations, applications, designations and declarations required on the part of JOHNSON BANK or JOHNSON INTERNATIONAL prior to the Closing Date shall have been made or effected.

                  6.2.3 PRIVATE shall have received from JOHNSON INTERNATIONAL and JOHNSON BANK the agreements, documents and instruments listed in Section 2.6 above.

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

                  6.2.4 PRIVATE shall have received an assignment and substitution from JOHNSON INTERNATIONAL and/or JOHNSON BANK of the principal facilities in Lake Forest, Illinois and Winnetka, Illinois on the terms and conditions as were in full force and effect as of September 1, 1999 between the then existing Landlord and Tenant of the respective properties.

                  6.2.5 To the extent any other material lease, or zoning variance, license, loan, or financing agreement or other contract or agreement to which JOHNSON BANK is a party requires the consent of or waiver from the other party thereto as a result of the transactions contemplated by this Agreement, such consent or waiver shall have been obtained, unless the failure to obtain such consent or waiver would not have a Material Adverse Effect on JOHNSON BANK.

                  6.2.6 PRIVATE shall have reasonably concluded there are no material matters outstanding concerning Year 2000. PRIVATE may delay the Closing Date until the earlier of February 28, 2000 or the resolution of all material Year 2000 matters.

                  6.2.7 In the event the Closing Date occurs on December 31, 1999, the Stockholders Equity of JOHNSON BANK shall be Ten Million Two Hundred Thousand Dollars ($10,200,000). In the event the Closing Date occurs after December 31, 1999, the Stockholders Equity of JOHNSON BANK shall be Ten Million Two Hundred Thousand Dollars ($10,200,000), plus an additional Fifty Thousand Dollars ($50,000) for each calendar month the Closing Date extends past December 31, l999. In the event the Closing Date extends for a partial month past December 31, 1999, the additional Stockholder Equity for such month shall be the pro-rata amount of Fifty Thousand ($50,000).

                  6.2.8 As of the Closing Date, JOHNSON BANK shall have a loan loss reserve of one percent (1%) of total loans of JOHNSON BANK.

                  6.2.9 JOHNSON INTERNATIONAL and/or JOHNSON BANK shall have used their best efforts to obtain, for the benefit of PRIVATE and PRIVATEBANK, non-compete/non-solicitation agreements from certain individuals designated by PRIVATE prior to the Closing Date.

                  6.2.10 As of the Closing Date, and contingent upon the Closing Date, JOHNSON BANK's consolidated allowance for loan losses after all anticipated loan losses have been charged off shall not be less than an amount requested by PRIVATE. The taking of such action shall not, in and of itself, affect the Purchase Price or the requirement of a minimum amount of Stockholders Equity of JOHNSON BANK as set forth in Section 6.2.7.

         Section 6.3 Conditions to JOHNSON INTERNATIONAL's or JOHNSON BANK's Obligations. The obligations of JOHNSON INTERNATIONAL and JOHNSON BANK under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent (each of which may be waived in writing at the sole discretion of JOHNSON INTERNATIONAL and JOHNSON BANK):

                  6.3.1 Except as otherwise provided in this Section 6.3, (a) the representations and warranties of PRIVATE contained in Article 3 shall have been true in all material respects on the

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

date of this Agreement and shall be true in all material respects as of the Closing as though made at Closing; (b) PRIVATE shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at Closing (provided, however, with respect to any agreement and/or covenant in this Agreement containing a materiality provision, such agreement and/or representation must be performed or complied with in all respects); (c) none of the events or conditions entitling JOHNSON INTERNATIONAL or JOHNSON BANK to terminate this Agreement under Article 6 shall have occurred and be continuing; and (d) PRIVATE shall have delivered to JOHNSON INTERNATIONAL a certificate dated the date of the Closing and signed by a duly authorized officer to the effect set forth in subsections 6.3.1 (a), (b) and (c).

                  6.3.2 JOHNSON INTERNATIONAL and JOHNSON BANK, as applicable, shall have received from PRIVATE the agreements, documents and instruments listed in Section 2.7 above.

ARTICLE 7  TERMINATION, AMENDMENTS AND WAIVERS

         Section 7.1 termination. This Agreement may be terminated at any time prior to the Effective Time:

                  7.1.1 by mutual written consent of the respective Boards of Directors of JOHNSON INTERNATIONAL and JOHNSON BANK, on the one hand, and PRIVATE, on the other hand;

                  7.1.2 by either of JOHNSON INTERNATIONAL or PRIVATE if Closing shall not have occurred by the close of business on June 30, 2000; provided that the terminating party is not then in material breach or default of any representation, warranty, covenant or other agreement contained herein;

                  7.1.3 by either of JOHNSON INTERNATIONAL or PRIVATE if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to Closing with twenty (20) days of notice thereof;

                  7.1.4 by JOHNSON INTERNATIONAL after the occurrence of a Default by PRIVATE;

                  7.1.5 by PRIVATE after the occurrence of a Default by JOHNSON INTERNATIONAL or JOHNSON BANK; and

                  7.1.6 by PRIVATE if notice of changes to any of the Johnson International Disclosure Schedules is provided by JOHNSON INTERNATIONAL and/or JOHNSON BANK, and PRIVATE reasonably determines that such changes have or would have a Material Adverse Effect upon JOHNSON BANK if the transactions contemplated by this Agreement were consummated.

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

         Section 7.2 Effects of Termination. No termination of this Agreement as provided in Section 7.1 for any reason or in any manner shall release, or be construed as so releasing, any party hereto from its obligations pursuant to Sections 5.4.2, 5.8, 5.15.3 and 5.15.4 hereof or from any liability or damage to any other party hereto arising out of, in connection with or otherwise relating to, directly or indirectly, said party's material breach, Default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein arising prior to the date of termination of this Agreement.

         Section 7.3 Waiver. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.

ARTICLE 8  INDEMNIFICATION

         Section 8.1 Indemnification by Both Parties. In addition to other specific indemnification obligations of the parties set forth elsewhere in this Agreement, JOHNSON INTERNATIONAL and PRIVATE mutually agree to indemnify and hold each other harmless from, and to reimburse each other promptly for, any and all losses, liabilities, damages, expenses and other costs (including court costs, costs of investigation and reasonable attorneys' fees) (collectively, "Loss" or "Losses") that one party may suffer as the result of the inaccuracy of the other party's representations or warranties or the material breach of any term, covenant or agreement contained in this Agreement by the other.

         Section 8.2     Indemnification by JOHNSON INTERNATIONAL.

                  8.2.1 JOHNSON INTERNATIONAL shall indemnify, hold harmless and defend PRIVATE from and against any and all Losses arising out of any actions, suits, or other proceedings, claims or demands brought by bona fide third parties, which arise out of, or are in any way related to the violation of any Environmental Laws by JOHNSON INTERNATIONAL or JOHNSON BANK prior to the Closing, or JOHNSON INTERNATIONAL's or JOHNSON BANK's negligence, recklessness or willful misconduct in, (i) the operation of the business of JOHNSON BANK or the administration of any of the deposits, loans, personal property, assumed contracts, records, or other business by JOHNSON BANK prior to the Closing, or
(ii) the ownership or operation of any branch office or the condition of the real or personal property prior to the Closing. JOHNSON INTERNATIONAL shall indemnify, hold harmless and defend PRIVATE from and against any and all Losses from any claim for payment of a broker's or finder's fee or any other commission or similar fee to any agent, broker, investment banker, person or firm acting on behalf of or under authority of JOHNSON INTERNATIONAL, or acting pursuant to any statement, representation or agreement of JOHNSON INTERNATIONAL.

                  8.2.2 JOHNSON INTERNATIONAL acknowledges the exculpation, indemnification, advancement of expenses and like obligations of JOHNSON BANK contained in its Charter and Bylaws with respect to current and former directors, officers, employees and agents, and hereby agrees to honor in accordance with the terms in effect on the date hereof all such obligations which arise as a result of actions taken prior to the Closing Date.

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

                  8.2.3 JOHNSON INTERNATIONAL acknowledges the exculpation, indemnification, advancement of expenses and like obligations of JOHNSON INTERNATIONAL contained in its Articles of Incorporation and Bylaws with respect to current and former directors, officers, employees and agents of JOHNSON BANK and hereby agrees, for six (6) years from and after the Closing Date, to honor in accordance with the terms in effect on the date hereof all such obligations which arise as a result of actions taken prior to the Closing Date.

         Section 8.3     Indemnification by PRIVATE.   PRIVATE shall indemnify,
hold harmless and defend JOHNSON INTERNATIONAL from and against any and all Losses arising out of any actions, suits or other proceedings, claims or demands brought by bona fide third parties, which arise out of, or are in any way related to PRIVATE's negligence, recklessness or willful misconduct in, (i) the operation of the business of JOHNSON BANK after the Closing, or the administration of any of the deposits, loans, personal property, assumed contracts, records, or other business of the successor by merger to JOHNSON BANK after the Closing, (ii) the ownership or occupancy of any branch office or the condition of the real property or the personal property, or (iii) any claim arising from the administration of any severance program related to the Transaction, including claims of discrimination based upon age, gender, race or any other classification, other than, in each case of (i) or (ii) above, with respect to actions, suits or other proceedings, claims or demands arising out of injuries or losses arising from a set of facts existing prior to the Closing. PRIVATE shall indemnify, hold harmless and defend JOHNSON INTERNATIONAL from and against any and all Losses from any claim for payment of a broker's or finders fee or any other commission or similar fee to any agent, broker, investment banker, person or firm acting on behalf of or under authority of PRIVATE or acting pursuant to any statement, representation or agreement of PRIVATE.

         Section 8.4 Limitation on Claims. Notwithstanding anything to the contrary contained in this Agreement, JOHNSON INTERNATIONAL shall not be required to indemnify PRIVATE under Article 8 until the aggregate amount of all Qualifying Claims (as defined below) exceeds Two Hundred Thousand Dollars ($200,000) and then only to the extent of such excess and PRIVATE shall not be required to indemnify JOHNSON INTERNATIONAL under Article 8 until the aggregate amount of all Qualifying Claims (as defined below) exceeds Two Hundred Thousand Dollars ($200,000) and then only to the extent of such excess. Any Indemnity Loss that exceeds the amount of Twenty-Five Thousand Dollars ($25,000) for PRIVATE, or Twenty-Five Thousand Dollars ($25,000) for JOHNSON INTERNATIONAL, shall be considered a "Qualifying Claim." Except as set forth in Sections 2.4.1 ("Section 338(h)(10) Election"), 4.14 (Taxes), 4.31 ("Year 2000") and 5.14.4,
and 5.14.7 ("Tax Matters"), the indemnification provided in this Article 8 shall be the sole and exclusive remedy for any breach of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, JOHNSON INTERNATIONAL shall not be required to indemnify PRIVATE in excess of Fifteen Million dollars ($15,000,000) and PRIVATE shall not be required to indemnify JOHNSON INTERNATIONAL in excess of Three Million Dollars ($3,000,000). However, the limitations set forth in this Section 8.4 shall not apply to any claims for indemnification made by PRIVATE with respect to Sections 2.4.1, 4.14, 4.31,
5.14.4 and 5.14.7. Furthermore, the limitations set forth in this Section 8.4 shall not apply to any claims for indemnification resulting from any breach of any representations and warranties of which either the breaching party had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by a breaching party of any covenant or obligation.

         Section 8.5 Notice and Defense of Claims. The obligations and liabilities of each party seeking indemnification hereunder (an "Indemnified Party") with respect to claims resulting from the assertion of liability by any Indemnified Party or third parties shall be subject to the following terms and conditions:

                  8.5.1 The Indemnified Party shall give prompt written notice to the other party (the "Indemnifying Party") of any claim or event known to it which does or may give rise to a claim by the Indemnified Party against the Indemnifying Party for which the Indemnified Party believes it is entitled to indemnification pursuant to this Agreement (a "Claim"), stating the nature and basis of said claims or events and the amounts thereof, to the extent known, and in the case of any claim, action, suit or proceeding brought by any third party, a copy of any claim, process or legal pleadings with respect thereto promptly after any such documents are received by the Indemnified Party. Such notice shall be given in accordance with Section 9.2 hereof.

                  8.5.2 The Indemnifying Party shall have fifteen (15) days after receipt of the notice of a Claim to notify the Indemnified Party that it elects, at its own expense, to assume the defense of, with independent counsel reasonably satisfactory to the Indemnified Party, any Claim.

                  8.5.3 If the Indemnifying Party elects to assume control of a Claim, it will keep the Indemnified Party fully advised as to its conduct of such defense or settlement, and no compromise or settlement shall be agreed or made without the consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Indemnified Party shall have the right to employ its own counsel and such counsel may participate in such action, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, when and as incurred, unless (a) the employment of counsel by the Indemnified Party has been authorized in writing by the Indemnifying Party; or (b) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such action.

                  8.5.4 If the Indemnifying Party does not elect to assume the defense or settlement of a Claim, the Indemnified Party may engage independent counsel selected by the Indemnified Party to assume the defense and may contest, pay, settle or compromise any such Claim on such terms and conditions as the Indemnified Party may reasonably determine. The fees and disbursements of such counsel shall constitute Losses hereunder and shall be due and payable to Indemnified Party promptly as such Losses become due and payable obligations of such Indemnified Party.

                  8.5.5 The Indemnified Party shall be kept fully and timely informed of the status of such claim, action, suit or proceeding at all stages thereof whether or not such party is represented by its own counsel.

         Section 8.6 Limited Survival. The representations and warranties of JOHNSON INTERNATIONAL, JOHNSON BANK and PRIVATE set forth herein shall survive the Closing for one (1) year; provided that the representations and warranties of JOHNSON INTERNATIONAL and JOHNSON BANK pertaining to Taxes, Environmental Liability, Year 2000 and ERISA shall survive for the greater of one (1) year or until such time as the statute of limitations applicable to such matter has expired.

         Section 8.7 Mitigation of Indemnity Losses. Each of PRIVATE and JOHNSON INTERNATIONAL shall use reasonable efforts to minimize, any Indemnity Losses for which any other party hereto may be liable pursuant to this Agreement.

ARTICLE 9  MISCELLANEOUS


         Section 9.1 Books and Records. All books and records of JOHNSON BANK under the dominion, possession or control of JOHNSON BANK, including, without limitation, all minute books and stock ledgers, shall remain at the JOHNSON BANK's premises. As soon as practicable following Closing, JOHNSON INTERNATIONAL shall deliver or cause to be delivered to JOHNSON BANK all other books and records of JOHNSON BANK in JOHNSON INTERNATIONAL's possession; provided, however, that JOHNSON INTERNATIONAL may retain copies of those books and records as JOHNSON INTERNATIONAL may reasonably require.

         Section 9.2 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecommunications) and delivered personally or sent by telecopy or other wire transmission (with electronic and verbal confirmation of receipt), overnight air courier (postage prepaid) or registered or certified mail (postage prepaid with return receipt requested) addressed as follows or to such other address of which the parties may have given notice:

                  PrivateBancorp, Inc.
                  10 North Dearborn, Suite 900
                  Chicago, Illinois  60602
                  Telecopy:  (312) 683-1493
                  Attention:  Ralph B. Mandell

                  with a copy to:

                  Vedder, Price, Kaufman & Kammholz
                  222 North LaSalle Street, Suite 2600
                  Chicago, Illinois  60601
                  Telecopy:  (312) 609-5005
                  Attention:  Daniel O'Rourke

                  Johnson International, Inc.
                  4041 N. Main Street
                  Racine, Wisconsin  53402-3104
                  Telecopy:  (262) 681-4707
                  Attention:  Mark C. Behrens
                  with a copy to:

                  Godfrey & Kahn, S.C.
                  780 North Water Street
                  Milwaukee, Wisconsin  53202
                  Telecopy:  (414) 273-5198
                  Attention:  Elliot H. Berman

         Section 9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 9.4 Entire Agreement; No Third Party Rights; Assignment. This Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder other than pursuant to
Article 7 hereof; (c) shall not be assigned by a party, without the consent of the other parties; provided that PRIVATE may assign its obligations hereunder to an Affiliate; and (d) subject to the foregoing, shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. In the event of any conflict between this Agreement and the Confidentiality Agreement, the terms of this Agreement shall govern.

         Section 9.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois without regard to any applicable conflicts of law.

         Section 9.6 Headings/Table of Contents. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


         Section 9.7 Enforcement of Agreement. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provision hereof in any court of the United States or the State of Illinois, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 9.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

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

         Section 9.9 Consent to Jurisdiction; Service of Process. THE PARTIES HERETO HEREBY EXCLUSIVELY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE STATE COURTS OF ILLINOIS AND THE FEDERAL COURTS LOCATED IN ILLINOIS OVER ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH AND THE PARTIES HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH COURTS. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES HERETO AGREES THAT A JUDGEMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY MANNER PROVIDED BY LAW. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO PROCESS BEING SERVED BY ANY PARTY TO THIS AGREEMENT IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE SPECIFIED ABOVE BY THE MAILING OF A COPY THEREOF IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.2 OF THIS AGREEMENT.

         IN WITNESS WHEREOF, JOHNSON INTERNATIONAL, JOHNSON BANK and
PRIVATE have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

                                       PRIVATEBANCORP, INC.

                                       By:   /s/ Ralph B. Mandell
                                             -----------------------------------
                                       Name: Ralph B. Mandell
                                       Its:  Chairman, President & Chief
                                             Executive Officer

                                       By:   /s/ Donald A. Roubitchek
                                             -----------------------------------
                                       Name: Donald A. Roubitchek
                                       Its:  Chief Financial Officer


                                       JOHNSON INTERNATIONAL, INC.

                                       By:   /s/ Mark C. Behrens
                                             -----------------------------------
                                       Name: Mark C. Behrens
                                       Its:  Controller


                                       JOHNSON BANK ILLINOIS

                                       By:   /s/ Dennis R. Axelson
                                             -----------------------------------
                                       Name: Dennis R. Axelson
                                       Its:  Chief Financial Officer

                                    EXHIBITS



                  DESCRIPTION
                  -----------
Exhibit 2.3       Form of Subordinated Debt Note

Exhibit 2.6.3     Form of Opinion of Counsel to JOHNSON INTERNATIONAL and
                  JOHNSON BANK

Exhibit 2.7.4     Form of Opinion of Counsel to PRIVATE

                                   EXHIBIT 2.3

                         FORM OF SUBORDINATED DEBT NOTE

                                  EXHIBIT 2.6.3

      FORM OF OPINION OF COUNSEL TO JOHNSON INTERNATIONAL AND JOHNSON BANK

                                  EXHIBIT 2.7.4

                      FORM OF OPINION OF COUNSEL TO PRIVATE